    As filed with the Securities and Exchange Commission on November 29, 2002



                                                      Registration No. 333-91322

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               Amendment No. 1 to

                                   ----------
                                    FORM S-11

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ABIC REALTY FUND I, L.P.
                              (Name of registrant)

         9520 NORTH MAY AVENUE                    ABIC REALTY CORPORATION
               SUITE 330                      9520 NORTH MAY AVENUE SUITE 330
     OKLAHOMA CITY, OKLAHOMA 73120             OKLAHOMA CITY, OKLAHOMA 73120
            (405) 302-6434                            (405) 302-6434
  (Address, including the zip code &      (Name, address, including zip code
telephone number, including area code of   and telephone number, including area
Registrant's principle executive office)         code of agent for service)

                                   ----------
                                    Copy to:

                                 ALICE A. WATERS
                                 ATTORNEY AT LAW
                             109 E. FRANKLIN STREET
                             WAXAHACHIE, TEXAS 75165
                                 (972) 938-9090

                                   ----------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (C) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   Title of each              Amount             Proposed Maximum             Proposed             Amount of
Class of Securities           to be               Offering Price          Maximum Aggregate      Registration
 To be Registered           Registered               Per Unit              Offering Price             Fee
-------------------------------------------------------------------------------------------------------------
Units of Limited           $40,000,000                 100%                  $40,000,000            $3,680.00
Partnership Interest
-------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

4,000,000 UNITS (MAXIMUM)                                10,000 UNITS (MINIMUM)
                            ABIC REALTY FUND I, L.P.

--------------------------------------------------------------------------------
                     Units of Limited Partnerships Interest
                     At a purchase price of $10.00 per Unit
--------------------------------------------------------------------------------


ABIC Realty Fund I, L.P. (the "Partnership") is a Texas limited partnership, which has been formed to acquire and operate commercial real estate properties. The Partnership is offering for sale to the public a minimum of 10,000 up to a maximum of 4,000,000 units of limited partnership interest (the "Units") at a purchase price of $10.00 per Unit. The minimum purchase is 200 Units ($2,000). The participating broker-dealers as a group must sell a minimum of 10,000 Units if any are sold. The broker-dealers are required to use only their best efforts to sell the 4,000,000 Units. The purchasers of the Units will become Limited Partners of the Partnership. The offering will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of
(i)March 31, 2004, or (ii) the date on which all $40,000,000 in Units of ABIC Realty Fund I, L.P. have been sold. Proceeds of the Offering will be held in an escrow account at BancFirst, Oklahoma City, Oklahoma, until subscriptions for at least $100,000 (10,000 Units) have been received and accepted by the General Partner. If a subscription is not accepted, such funds will be returned within 15 days. If 10,000 Units have not been sold within 180 days after the effective date of this Offering, the Offering will be terminated and subscribers' funds will be refunded within 15 days, along with each investor's pro rata share of interest earned on the escrow account, after any escrow fees have been deducted. Neither the General Partner nor its affiliates will acquire Units.

AN INVESTMENT IN UNITS INVOLVES SIGNIFICANT RISKS INCLUDING THE FOLLOWING:

* In order to comply with certain Internal Revenue Service requirements allowing income from the Partnership to be treated as passive income at the Partner level, future transferability of the Units has been restricted, with limited exceptions, to no more than two percent (2%) of capital and profits in any given year. Accordingly, the liquidity of the Units is restricted.

* The Partnership is subject to various conflicts of interest with the General Partner. The General Partner and/or its affiliates will receive substantial compensation in connection with the purchase and sale of Partnership Properties and the management of the Partnership, including acquisition fees, property supervision and management fees, and participations in proceeds from the sale of Properties.

* The Partnership does not own any properties, and the General Partner has not yet identified any properties in which there is a reasonable probability the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the General Partner with respect to the acquisition of properties.

* Limited Partners have no authority to participate in the management of the Partnership. Limited Partners' voting rights are limited to electing a new General Partner upon the occurrence of an Event of Withdrawal, as defined in the Partnership Agreement.

* The General Partner, who will be making all investment decisions for the Partnership, has no prior experience managing a public real estate partnership.

* The General Partner may change its investment policies and strategies without the consent of the Limited Partners.

* The Partnership may borrow funds to increase working capital reserves or other cash resources to be used for operating purposes in amounts up to 40% of the total purchase price of Partnership Properties.

* If the Partnership raises only the minimum $100,000, the Partnership will have fewer investments, which will result in increased risks to the Limited Partners.

* The Limited Partners' tax liabilities may be greater than their cash distributions.

* The Limited Partners may be subject to taxation upon the sale of a unit.

* The initial Partnership capital is $1,100 and the initial capital of the General Partner is $300,000.

      FOR A DISCUSSION OF THE RISK FACTORS CONCERNING THIS INVESTMENT, SEE
                           "RISK FACTORS" AT PAGE 11.



                 THE DATE OF THIS PROSPECTUS IS __________, 2002

THE PARTNERSHIP IS NOT A MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY AND IS NOT REGISTERED OR SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       PROSPECTIVE INVESTORS ARE ENCOURAGED TO READ THE ENTIRE PROSPECTUS.


                                         PRICE TO          BROKER COMMISSIONS          PROCEEDS TO
                                          PUBLIC             & EXPENSES (1)            PARTNERSHIP
                                      ---------------        --------------          ---------------
             PER UNIT                 $         10.00        $         0.75          $          9.25
             TOTAL MINIMUM            $    100,000.00        $     7,500.00          $     92,500.00
             TOTAL MAXIMUM            $ 40,000,000.00        $ 3,000,000.00          $ 37,000,000.00


(1) The Partnership will pay Selling Commissions in the amount of 7.5% of the gross offering proceeds to soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc. who participate in the Offering. The General Partner may pay the broker-dealers for expenses incurred for due diligence purposes and non-accountable expenses up to 1% of the gross offering proceeds. The Partnership will pay to the General Partner 6% of the gross offering proceeds to reimburse registration, legal, accounting, printing, marketing and other out-of-pocket fees as well as general, administrative and overhead expenses borne by the General Partner in connection with this Offering and the organization of the Partnership.

                    WHO SHOULD INVEST - SUITABILITY STANDARDS

         Investment in the Partnership is suitable only as a long-term investment for persons of substantial means. It may be difficult to resell Units because of the restrictions on transferability contained in the Partnership Agreement and because no public market for the Units currently exists or is anticipated to develop. In addition, it is contemplated that properties to be purchased by the Partnership will be held for several to twenty years. The Units, therefore, should be purchased only by persons who have adequate financial means and should not be purchased by persons who might need to sell them immediately or will need to sell them quickly in the future. In addition, investors should be aware that all management and investment decisions will be made by the General Partner, and persons who are not comfortable with relying solely on another to manage his or her investment should not become Limited Partners.

         If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement, including the following:

         (i) that such individual (or in the case of fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase unit) may not invest more than 10% of the investors net worth (excluding home, furnishings, and automobiles); and

         (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

         (iii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

         Transferees will also be required to comply with applicable standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution.

         The minimum purchase is 200 Units ($2,000.00). No transfers will be permitted of less than the minimum purchase, nor may a Limited Partner transfer, fractionalize or subdivide such Units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $1,000. It should be noted, however, that an investment in the Partnership will not, in itself, create a Retirement Plan for any investor and that, in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. After an investor has purchased the minimum investment, any additional investments must be made in increments of at least $1,000.00.

         Various states may have suitability standards for individual investors and subsequent transferees different from those set by the Partnership.

         By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), an investor represents to the General Partner that he meets the foregoing applicable suitability standards.

                                TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
WHO SHOULD INVEST - SUITABILITY STANDARDS......................................................................3

SUMMARY OF THE OFFERING........................................................................................7

RISK FACTORS..................................................................................................11
         Investment Risks.....................................................................................11
         Real Estate Risks....................................................................................13
         Federal Income Tax Risks.............................................................................14
         Risks Relating to Retirement Plan Investors..........................................................17

DESCRIPTION OF THE UNITS......................................................................................19
         Units................................................................................................19
         Summary of Distributions.............................................................................19
         Summary of Allocations...............................................................................20

ESTIMATED USE OF PROCEEDS.....................................................................................21

COMPENSATION OF THE GENERAL PARTNER...........................................................................22

CONFLICTS OF INTEREST.........................................................................................24

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER...............................................................24

MANAGEMENT....................................................................................................25
         The General Partner..................................................................................25
         Management...........................................................................................27
         Changes In Management................................................................................27

INVESTMENT OBJECTIVES AND CRITERIA............................................................................27
         General..............................................................................................27
         Acquisition and Investment Policies..................................................................27
         Terms of Leases and Lessee Creditworthiness..........................................................29
         Borrowing Policies...................................................................................29
         Disposition Policies.................................................................................30
         Other Policies.......................................................................................30

REAL PROPERTY INVESTMENTS.....................................................................................30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS...........................................................................31

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA
CONSIDERATIONS................................................................................................31
         Plan Assets - Generally..............................................................................32
         Plan Assets - Current Law............................................................................32
         Exemptions Under Plan Asset Regulations..............................................................33
         Plan Asset Consequences - Prohibited Transaction Excise Tax..........................................34

         Annual Valuation.....................................................................................35

FEDERAL INCOME TAX CONSEQUENCES...............................................................................36
         Tax Opinion..........................................................................................37
         Partnership Status...................................................................................39
         General Principals of Partnership Taxation...........................................................39
         Publicly Traded Partnerships.........................................................................40
         Anti-Abuse Rules.....................................................................................41
         Basis Limitations....................................................................................41
         Passive Loss Limitations.............................................................................42
         At Risk Limitations..................................................................................42
         Allocations of Profit Loss...........................................................................43
         Risk of Taxable Income without Cash Distributions....................................................45
         Investment by Qualified Plans and Other Tax-Exempt Entities..........................................45
         Investment by Charitable Remainder Trusts............................................................46
         Depreciation.........................................................................................47
         Syndication and Organizational Expenses..............................................................47
         Deductibility of Acquisition and Advisory Fees and Property Management and Leasing Fees..............47
         Activities Not Engaged in for Profit.................................................................49
         Characterization of Leases...........................................................................49
         Property Held Primarily for Sale.....................................................................49
         Sales of Partnership Properties......................................................................50
         Sales of Limited Partnership Units...................................................................50
         Dissolution and Liquidation of the Partnership.......................................................50
         Capital Gains and Losses.............................................................................51
         Election for Basis Adjustments.......................................................................51
         Alternative Minimum Tax..............................................................................51
         Penalties............................................................................................52
         Tax Shelter Registration.............................................................................52
         Audits...............................................................................................53
         Foreign Investors as Limited Partners................................................................53
         Tax Legislation and Regulatory Proposals.............................................................53
         State and Local Taxes................................................................................54

SUMMARY OF PARTNERSHIP AGREEMENT..............................................................................54
         Powers of the General Partner........................................................................54
         Liabilities of the Limited Partners..................................................................55
         Other Activities of the General Partner..............................................................55
         Rights and Obligations of Limited Partners; Nonassessability of Units................................55
         Annual Audits........................................................................................55
         Transferability of Units.............................................................................55
         Withdrawal of General Partner........................................................................56
         Partnership Borrowing................................................................................56
         Dissolution and Termination..........................................................................56

DISTRIBUTIONS AND ALLOCATIONS.................................................................................57
         Distributions of Net Cash from Operations............................................................57
         Return of Unused Capital Contributions...............................................................59
         Partnership Allocations..............................................................................59

REPORTS TO INVESTORS..........................................................................................60

PLAN OF DISTRIBUTION..........................................................................................60

SUPPLEMENTAL SALES MATERIAL...................................................................................61

LEGAL MATTERS.................................................................................................61

EXPERTS.......................................................................................................62

ADDITIONAL INFORMATION........................................................................................62

GLOSSARY......................................................................................................62

FINANCIAL STATEMENTS..........................................................................................66

EXHIBIT A - FORM OF LIMITED PARTNERSHIP AGREEMENT OF ABIC REALTY FUND I, L.P.................................A-1

EXHIBIT B - FORM OF SUBSCRIPTION AGREEMENT AND SIGNATURE PAGE................................................B-1

                             SUMMARY OF THE OFFERING


THIS SECTION IS INTENDED TO HIGHLIGHT THE MATERIAL INFORMATION IN THIS PROSPECTUS. POTENTIAL INVESTORS SHOULD READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS IN ORDER TO EVALUATE AN INVESTMENT IN THE PARTNERSHIP.

ABIC REALTY FUND I, L.P.            ABIC Realty Fund I, L.P. is a Texas limited
                                    partnership whose principal place of
                                    business and registered office is located at the office of the General Partner, 9520
                                    North May Avenue, Suite 330, Oklahoma City,
                                    Oklahoma 73120. The telephone number is
                                    (405) 302-6434. ABIC Realty Fund I, L.P. is referred to in this Prospectus as the "Partnership." The Partnership has been formed to acquire and operate commercial real estate properties, all to be acquired on an all-cash basis. The Partnership expects all real estate properties acquired will be located in growing population urban and suburban areas of the southern and southwestern United States.


GENERAL PARTNER:                    ABIC Realty Corporation, a Texas
                                    corporation, is the General Partner and will make all investment and operating decisions for the Partnership.


SECURITIES OFFERED:                 A minimum of 10,000 Units (the "Minimum
                                    Offering") up to a maximum of 4,000,000
                                    Units (the "Maximum Offering") in the
                                    Partnership are being offered at $10 per Unit. The minimum purchase by an investor is 200 Units ($2,000).

TERMS OF THE OFFERING:              The offering of Units of ABIC Realty Fund I,
                                    L.P. (the "Offering") will commence upon the date of this Prospectus and will continue until and terminate upon the earlier of (i)
                                    March 31, 2004 or (ii) the date on which all $40,000,000 in Units of ABIC Realty Fund I,
                                    L.P. have been sold. The subscription
                                    proceeds from the Offering will be held in an escrow bank account at BancFirst, Oklahoma City, Oklahoma, until subscriptions for at least $100,000 (10,000 Units) have been received and accepted by the General
                                    Partner. If a subscription is rejected, such funds will be returned within 15 days. If
                                    10,000 Units have not been sold within 180 days after the effective date of this Offering, the Offering will be terminated and subscribers' funds will be refunded within 15 days, along with each investor's pro rata share of interest on the escrow account, after any escrow fees have been deducted. Neither the General Partner nor its affiliates will acquire Units.

REAL ESTATE PROPERTIES
TO BE ACQUIRED:                     The Partnership plans to acquire, on an
                                    all-cash basis, and operate commercial real estate properties which have an operating history, including, without limitation, office buildings, shopping centers, business industrial parks and other commercial and industrial properties. The Partnership may also acquire newly constructed properties, or properties which have been recently constructed and have limited or no operating histories. As of the date of this Prospectus, the Partnership has neither purchased nor contracted to purchase any properties, nor has the General Partner identified any properties in which there is a reasonable probability that the
                                    Partnership will invest. The Partnership expects all properties acquired will be located in growing population urban and suburban areas of the southern and southwestern United States.

BUSINESS OBJECTIVES:                The Partnership's business objectives are to
                                    purchase and operate a portfolio of income producing real estate properties that: (i) pay quarterly cash distributions to its investors at an increasing rate over time, that for taxable investors may be partially free from current taxation as a result of depreciation deductions; and (ii) increase in value over time (the "Partnership
                                    Properties"). No assurance can be given that these business objectives will be attained.

ESTIMATED USE OF
PROCEEDS OF OFFERING:               It is anticipated that approximately 86.5%
                                    of the proceeds of this Offering will be invested in Properties.


FUTURE CASH DISTRIBUTIONS
TO PARTNERS:                        Holders of Units will be entitled to receive
                                    periodic preferential cash distributions of operating cash flow (the "Preferred Return") and will be entitled to receive a preferential cash return on the sale of the Partnership Properties.

                                    Distributions of Net Cash from Operations will be distributed first to Limited Partners holding Units until they have received their 7% Preferred Return. Although there can be no assurance that Net Cash From Operations will be sufficient to make additional distributions, any remaining Net Cash Flow from Operations will be distributed to the General Partner until it has received, aggregating all prior periods' distributions, distributions totaling 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions. Thereafter distributions of Net Cash from Operations shall be 80% to Limited Partners on a per unit basis and 20% to the General Partner. If, in any year, Net Cash from Operations is insufficient to pay the Limited Partners their full 7% Preferred Return, the unpaid portion shall accrue and be payable in future periods prior to the General Partner receiving any distributions.


                                    Distributions of Non-Liquidating Net Sale
                                    Proceeds and Liquidating Distributions will, in the event there are any unpaid accrued Preferred Returns, first be applied toward any unpaid accrued Preferred Returns and then to the General Partner until it has received, aggregating all prior periods' distributions, an amount equal to 25% of the Limited Partners' Preferred Return. After all Preferred Returns have been paid, distributions will then be made to the Limited Partners in an amount equal to their Net Capital Contributions, and then to the General Partner in an amount equal to its Capital Contribution. Thereafter, in the case of Non-Liquidating Net Sale Proceeds, distributions will be 80% to Limited Partners and 20% to the General Partner. In the case of Liquidating Distributions, the distributions will be in accordance with Capital Accounts after Gain on Sale in excess of depreciation deductions has been allocated 80% to Limited Partners and 20% to the General Partner and gain equal to prior period depreciation deductions has been allocated to the respective Limited Partner that was allocated the deduction.


                                    NO ASSURANCE CAN BE MADE AS TO THE TIMING OR
                                    AMOUNT OF CASH DISTRIBUTIONS TO THE
                                    PARTNERS.

RISK FACTORS:                       Investment in the Units involves various
                                    risks including the following:


                                    In order to comply with certain Internal
                                    Revenue Service requirements allowing income from the Partnership to be treated as passive income at the Partner level, future transferability of the Units has been restricted to the safe harbor levels set forth in Treasury Regulations. Accordingly, the liquidity of the Units is restricted.


                                    Limited Partners will have limited voting rights and, therefore, will have minimal control over the Partnership's operations.

                                    The Limited Partners must rely on the
                                    General Partner, who will have full
                                    responsibility for the management of the Partnership.


                                    The General Partner was recently organized and has no operating history.


                                    The net worth of the General Partner is
                                    approximately $300,000. The net worth of the General Partner may be relevant to evaluating the abilities of the General Partner to fulfill its financial obligations and responsibilities to the Partnership.

                                    The number of properties that the
                                    Partnership will acquire and diversification of its investments will be reduced to the extent that less than the Maximum Offering amount is raised. Lack of diversification of the Partnership's investments may increase the risks associated with an investment in the Units.


                                    The Limited Partners' tax liabilities may be greater than their cash distributions.

                                    The Limited Partners may be subject to
                                    taxation upon the sale of a unit.


                                    This Offering involves payment of certain fees to the General Partner which have not been determined on an arm's-length basis.

                                    The Partnership will be subject to market risks associated with investments in real estate, which means that both the amounts of cash the Partnership will receive from the lessees of the Partnership Properties, and the future value of the Properties cannot be predicted. Accordingly, the extent to which investors will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

                                    The Partnership does not own any real
                                    property and the General Partner has not identified any properties in which there is a reasonable probability that the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the ability of the General Partner with respect to the acquisition of properties.


                                    The Partnership does not have the authority to borrow any funds to acquire Properties; however, the Partnership is authorized to borrow amounts up to 40% of the total purchase price of Partnership Properties in order to finance the maintenance and repairs or improvements of Partnership Properties under certain conditions. Partnership borrowing could reduce future cash distribution and/or subject certain properties to possible adverse consequences in the event of any failure by the Partnership to make required payments.

                                    SEE THE "RISK FACTORS" SECTION OF THIS
                                    PROSPECTUS FOR FURTHER DISCUSSION OF THE
                                    RISK FACTORS RELATING TO AN INVESTMENT IN
                                    THE UNITS, AT PAGE 11.

CONFLICTS OF INTEREST
OF GENERAL PARTNER:                 Michael R. Marshall is the sole shareholder
                                    of the General Partner. The General Partner will be paid substantial fees in connection with Partnership activities. Fees payable to the General Partner or its Affiliates in connection with Partnership transactions involving the purchase, management and sale of Partnership Properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Partnership. There could be conflicts of interest between the loss of management fees upon the sale of a Property and the brokerage fee which may be received, and between the receipt of a brokerage fee and the desirability of selling a Property at a specific time. The Partnership will not purchase any Properties from the General
                                    Partner or its affiliates or sell any
                                    Properties to the General Partner or its affiliates; however, the Partnership may borrow funds from the General Partner at an interest rate not to exceed the prime rate plus 2%.

GENERAL PARTNER FEES
AND REIMBURSEMENTS:                 The General Partner will receive
                                    compensation and fees for services and/or reimbursement of cost and expenses relating to this Offering and in connection with the investment and management of the
                                    Partnership's assets which are not the
                                    result of arm's-length negotiations. The most significant items are:


                                    OFFERING AND ORGANIZATIONAL COSTS: The
                                    Partnership will pay the General Partner 6% of the gross offering proceeds to reimburse registration, legal, accounting, printing, marketing and other out-of-pocket fees as well as allocated general, administrative and overhead expenses borne by the General Partner for costs and services in connection with the Offering and the organization of the Partnership.


                                    ACQUISITION AND ADVISORY FEE: The
                                    Partnership will pay the General Partner a fee of 3% of gross offering proceeds in connection with the selection, valuation and acquisition of properties, in addition to reimbursement of actual costs and expenses for the acquisition of properties. These fees shall be payable ratably on a monthly basis as properties are acquired.


                                    PROPERTY SUPERVISION FEE: The Partnership will pay to the General Partner an ongoing property supervision fee in the amount of 2% annually of the amount of funds invested in properties, payable on a monthly basis.

                                    PROPERTY MANAGEMENT AND LEASING SERVICE: The
                                    General Partner generally will utilize
                                    independent third party property management and leasing companies and shall cause the Partnership to employ a property management and leasing company (which may, when necessary, be an Affiliate of the General Partner) to perform professional property management and leasing services for the Partnership. In the event the property management and leasing company is an

                                    Affiliate of the General Partner, the
                                    compensation payable to such Affiliate shall not exceed fees which would be charged by persons who are not affiliated with the General Partner rendering comparable services in the same geographic area.

                                    PARTNERSHIP MANAGEMENT AND INVESTOR
                                    ADMINISTRATION: A Partnership management fee shall be paid monthly to the General Partner in an amount equal to 1/12th of 1% of the aggregate amount of Limited Partner subscriptions. An Investor Administration Fee shall be paid monthly at 1/12th of 1% of the aggregate amount of Limited Partner subscriptions.

                                    REAL ESTATE SALES COMMISSIONS: In connection with the sales of Partnership Properties, the General Partner generally will utilize independent third-party real estate companies. If the sales agent is affiliated with the General Partner, commissions shall not exceed fees which would be charged by persons who are not affiliated with the General Partner rendering comparable services in the same geographic area.

                                    The General Partner may receive other items of incidental expense reimbursement during the term of the Partnership.

PARTNERSHIP TERM:                   The Partnership will continue in existence
                                    until December 31, 2030 or until all the Partnership Properties have been sold. The
                                    Partnership will be liquidated upon the
                                    ultimate disposition of the Partnership
                                    Properties, which the General Partner
                                    currently anticipates will occur a minimum of ten to twenty years after acquisition of the last Partnership Property is completed.


                                  RISK FACTORS


         THE PURCHASE OF UNITS INVOLVES A NUMBER OF RISK FACTORS. INVESTORS SHOULD CONSIDER THE FOLLOWING RISK FACTORS AS WELL AS ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE INVESTING IN THE UNITS:

INVESTMENT RISKS


         THE UNITS WILL HAVE LIMITED TRANSFERABILITY AND LIMITED LIQUIDITY. The Units will not be listed on any exchange, and it is not anticipated that a public trading market will develop for the Units. Accordingly, the Units are expected to have limited liquidity. Certain state regulatory agencies may impose certain restrictions relating to the number of Units which may be transferred by a Limited Partner, and may require that the suitability standards for initial purchasers of the Units be applied to assignees as a condition to their substitution as Limited Partners. The Partnership Agreement limits transferability by providing that any transfer shall be deemed void and shall not be recognized by the Partnership unless it meets the safe harbor trading limitations that prevent a partnership from being classified as a "publicly traded partnership." In general, those safe harbors allow that no more than two percent (2%) of a partnership's capital and profits interests can change hands in any taxable year. (See Federal Income Tax Consequences - Publicly Traded Partnerships) Because of the fact that the classification of the Partnership as a "publicly traded partnership" may decrease the value of the Units, the General Partner intends to exercise fully its rights to prohibit transfers of Units which could cause the Partnership to be classified as a "publicly traded partnership." The Partnership has no redemption plan for Limited Partners who want to redeem their Units.

         THE LIMITED PARTNERS WILL RELY ON THE GENERAL PARTNER TO MANAGE THE PARTNERSHIP. All decisions with respect to all aspects of the management of the Partnership and the selection and disposition of Partnership

Properties will be made exclusively by the General Partner. The Limited Partners will have no right or power to take part in the management of the Partnership.



         THE GENERAL PARTNER WILL RECEIVE SUBSTANTIAL COMPENSATION. The General Partner and/or its Affiliates will perform services for the Partnership in connection with the sale of Units, the selection and acquisition of Partnership Properties, the ongoing supervision of Partnership Properties, and ultimately in the sale of the Properties, and will receive substantial compensation from the Partnership in consideration for these services. The amount of such compensation has not been determined in arm's-length negotiations.

         THERE MAY BE CONFLICTS OF INTEREST BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS. The General Partner will receive substantial fees in connection with Partnership activities regardless of its performance. Certain of such fees are based on the amount of funds invested in Partnership Properties, which could give the General Partner incentive to keep certain Properties that might be in the best interest of the Limited Partners to sell. All of the outstanding common stock of the General Partner is owned by Michael R. Marshall, which gives Mr. Marshall complete control of the General Partner, and therefore, the management of the Partnership.

         THE LIMITED PARTNERS HAVE VOTING RIGHTS ONLY IN CERTAIN SITUATIONS. The Partnership is a limited partnership formed under the laws of the State of Texas, and accordingly, the rights of the Limited Partners are limited to rights provided either under Texas law or contained in the Partnership Agreement. In this regard, the Limited Partners' rights under the Partnership Agreement are to elect, by 66 2/3 percent, a new general partner when the existing General Partner must be replaced.

         THE GENERAL PARTNER HAS A LIMITED NET WORTH. The General Partner has represented that it has a net worth of approximately $300,000. The net worth of the General Partner may be relevant in evaluating the ability of the General Partner to fulfill its obligations and responsibilities to the Partnership.

         THE GENERAL PARTNER AND THE PARTNERSHIP HAVE NO OPERATING HISTORY. ABIC Realty Corporation was organized in February 2000 and has no operating history. Similarly, the Partnership was formed in May 2002 and has not commenced operations.

         THE GENERAL PARTNERSHIP HAS NO EXPERIENCE MANAGING PUBLIC REAL ESTATE PARTNERSHIPS. The General Partner has no experience in managing a public reporting real estate limited partnership, or any similar limited partnership, nor does it have experience managing other real estate investments.

          THE PARTNERSHIP WILL PURCHASE FEWER PROPERTIES IF LESS THAN THE MAXIMUM NUMBER OF UNITS ARE SOLD. To the extent that less than the Maximum Offering amount is raised, the diversification of the Partnership's investments will be decreased and the extent to which the Partnership's profitability will be affected by any one of its investments will increase.

         THE OFFERING PRICE WAS ARBITRARILY ESTABLISHED. The selling price of the Units offered hereby was determined arbitrarily by the General Partner and bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time. The price was selected merely for ease in accounting.

         A LIMITED PARTNER MAY LOSE HIS CAPITAL CONTRIBUTION AS WELL AS HIS SHARE OF UNDISTRIBUTED PROFITS AND ASSETS. A Limited Partner's liability, in general, will be limited to the amount he agrees to contribute to the capital of the Partnership plus his share of any undistributed profits and assets.

         THERE CAN BE NO ASSURANCE OF CASH DISTRIBUTIONS TO LIMITED PARTNERS. There is no assurance as to when or whether sufficient cash will be available for distribution to the Limited Partners from either Net Cash From Operations or Sale Proceeds. The Partnership bears all expenses incurred in its operations, which are deducted from cash funds generated by operations prior to computing the amount of Net Cash From Operations to be distributed to the Limited Partners and General Partner. In addition, the General Partner, in its discretion, may retain any portion of such funds for working capital purposes of the Partnership. There can be no assurance as to the ability of the Partnership to realize gains on the resale of its Properties, and, in any event, distribution of such proceeds should not be expected to occur during the early years of Partnership operations. Sales of Properties developed by the Partnership generally will not occur until after completion of the purchase, development and/or construction of the Properties and a period of ownership of several years thereafter. Further, receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales

         TAX LIABILITY FROM A SALE OF PARTNERSHIP PROPERTY MAY EXCEED CASH PROCEEDS. While it is the Partnership's intent to not incur debt, at some point in the future it may be necessary to incur debt. In the event that a Partnership Property with a mortgage is disposed of, it is possible that the cash proceeds from the sale available for distribution may not be as great as the tax liability from the sale.


REAL ESTATE RISKS


         THE FINANCIAL PERFORMANCE OF LEASED PROPERTIES MAY FLUCTUATE. Partnership Properties will include leased industrial and commercial properties, and the Partnership will be subject to economic problems incident to the ownership and operation of these types of properties, including (i) changes in the general economic climate resulting in increased operating costs; (ii) changes in local conditions such as an oversupply of space or reduction in demand for real estate; (iii) competition from other available space; and (iv) changes in laws and governmental regulations governing real estate usage, zoning and taxes. The fluctuations in net income of the Partnership may primarily be due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. Because of the cyclical nature of the real estate market, such decreases in net income of the Partnership could occur at any time. There are no assurances that Partnership Properties will not experience substantial fluctuating financial performance.

          THE GENERAL PARTNER HAS NOT IDENTIFIED ANY PROPERTIES IN WHICH IT INTENDS TO INVEST. This offering is commonly referred to as a "blind pool" offering in that the General Partner will not pre-identify any properties in which there is a reasonable probability that the Partnership will invest. Investors must rely upon the ability of the General Partner with respect to the investment in and management of the unspecified properties and will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific properties in which the proceeds of this Offering will be invested. Accordingly, the risk of investing in the Units may be increased. While the Partnership is required to obtain an independent appraisal for each property purchased reflecting an appraised value at least equal to the purchase price paid for such property, it should be noted that appraisals are merely estimates of value and should not be relied upon as precise measures of true worth or realizable value. In addition, potential investors should realize that the General Partner may rely solely on its own analysis in deciding whether to purchase a property and is not required to rely on the independent appraisal in any way in formulating such a decision. No assurance can be given that the Partnership will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Partnership will be achieved.

         DELAYS IN INVESTMENTS MAY DELAY DISTRIBUTIONS TO THE LIMITED PARTNERS. Delays that may take place in the selection, acquisition and development of properties could adversely affect the return to a Limited Partner as a result of corresponding delays in the commencement of distributions to Limited Partners and in the availability of income tax deductions for depreciation and amortization.

          THE PARTNERSHIP MAY NOT BE ABLE TO SELL PARTNERSHIP PROPERTIES AT A PROFIT. The Partnership generally will hold the various Partnership Properties until such time as the General Partner determines that the sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. The General Partner intends to sell its Properties within several to twenty years after their acquisition. However, the General Partner may exercise its discretion as to whether and when to sell a Property, and the Partnership will have no obligation to sell Properties at any particular time. It is impossible to predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions, which may affect the future disposition of Partnership Properties, there are no assurances that the Partnership will be able to sell its Properties at a profit in the future. Accordingly, the timing of liquidation of the Partnership and the extent to which Limited Partners will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

          COMPETITION FOR INVESTMENTS MAY INCREASE COSTS TO THE PARTNERSHIP. The Partnership will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment partnerships, real estate investment trusts and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing returns to Limited Partners.

         THE BUSINESS OF THE PARTNERSHIP MAY SUFFER IN THE EVENT OF ECONOMIC AND REGULATORY CHANGES. Real estate investments are relatively illiquid compared to other financial assets, and this illiquidity will limit the ability of the Partnership to quickly change its portfolio. Sales of Partnership Properties will be subject to factors such as changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates, availability of permanent mortgage funds, and changes in tax, real estate, environmental and zoning laws, all of which may render the sale of a Property difficult or unattractive. Periods of high interest rates and tight money supply may make the sale of Properties more difficult. For these reasons, no assurance of profitable operation or realization of gains from the sales of Partnership Properties can be given.

         CERTAIN ENVIRONMENTAL LAWS CREATE POTENTIAL FOR LIABILITY AND RESTRICTIONS ON PROPERTY USE. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of the Partnership Properties, the Partnership may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated Property could materially adversely affect the business, assets or results of operations of the Partnership and, consequently, amounts available for distribution to the Limited Partners.


FEDERAL INCOME TAX RISKS

         AN INVESTMENT IN UNITS INVOLVES CERTAIN MATERIAL INCOME TAX RISKS. EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL (AS WELL AS STATE AND FOREIGN) TAX CONSEQUENCES OF AN INVESTMENT IN UNITS. THE PARTNERSHIP WILL NOT SEEK ANY RULINGS FROM THE INTERNAL REVENUE SERVICE (THE "IRS") REGARDING ANY OF THE TAX ISSUES DISCUSSED HEREIN.


         LOSS OF PARTNERSHIP TAX STATUS COULD RESULT IN REDUCED CASH DISTRIBUTIONS. The ability to obtain the income tax attributes anticipated from an investment in Units of the Partnership depends upon the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. If the Partnership were reclassified as an association taxable as a corporation, its net income would be taxable, all items of income, gain, loss, deduction and credit would be reflected only on its tax returns and would not be passed through to the Limited Partners, and distributions to the Limited Partners would be treated as ordinary dividend income to the extent of earnings and profits of the Partnership. In such event, cash distributions to Limited Partners would be reduced, and the potential tax liability of Limited Partners with respect to distributions received from the Partnership would be increased.

          POTENTIAL PUBLICLY TRADED PARTNERSHIP CLASSIFICATION WOULD BE DETRIMENTAL TO THE PARTNERSHIP. If a secondary trading market develops for the Units and trading of Units exceeds a certain level, the IRS may determine that the Partnership is a "publicly traded partnership" and, hence, taxed as a corporation. As discussed in the previous paragraph, such a determination would have a very detrimental impact on the Partnership. If such a determination were made by the IRS, taxation as a corporation might be avoided if 90% of the Partnership's income is '"qualifying income" such as rents, interest and dividends. However, even if taxation as a corporation were avoided because 90% of the Partnership's income is "qualifying income", the income will be considered portfolio income and, hence, would not be available to offset passive losses. The IRS has promulgated regulations that set forth safe harbor provisions which allow for a minimal level of public trading on the secondary market without classification as a 'publicly traded partnership". Due to the complex nature of such safe harbor provisions and the lack of interpretive guidance with respect to such provisions, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurances can be given that the Partnership will not, at some time in the future, be treated as a publicly traded partnership.

          TAX LIABILITIES MAY BE GREATER THAN CASH DISTRIBUTIONS. The Limited Partners must report their pro rata share of the Partnership's taxable net income regardless of whether cash distributions are made. It is possible that the General Partner will determine that cash from operations or from the sale of a Partnership Property is necessary for the operations of Partnership Property. If that is the case, Limited Partners will be liable for income tax on that net income or gain but may not receive cash distributions equal to that liability.

          TAXATION ON DISPOSITION OF UNITS. In the event of a sale or other disposition of a Unit (other than through gift or inheritance), the Limited Partners will recognize taxable income (or loss) equal to the difference between the consideration received and the basis in the Unit. It is possible that a Limited Partner could recognize income when the consideration received is less than or equal to the Capital Contribution.

         IRS COULD CHALLENGE ALLOCATIONS OF PROFIT AND LOSS. No assurance can be given that the IRS will not successfully challenge the allocations in the Partnership Agreement and reallocate items of income, gain, loss, deduction and credit. Such a challenge could result in certain of the tax benefits to Limited Partners being reduced or eliminated.

         POTENTIAL DEALER STATUS. In the event the Partnership were deemed for tax purposes to be a "dealer" (one who holds property primarily for sale to customers in the ordinary course of business) with respect to one or more Partnership Properties, any gain recognized upon a sale of such real property would be taxable as ordinary income and would constitute Unrelated Business Taxable Income (UBTI) to Limited Partners who are tax-exempt entities. The issue of dealer status is dependent upon facts which will not be known until the time a property is sold or held for sale. Therefore, it is impossible to predict whether the Partnership will be considered to hold any or all of its properties primarily for sale, to customers in the ordinary course of business.

         POSSIBILITY OF DISALLOWANCE OF DEDUCTIBILITY OF FEES AND EXPENSES PAID BY THE PARTNERSHIP. Disallowance by the IRS of any material portion of the fees and expenses payable by the Partnership would result in an increase in the taxable income of the Partnership allocable to its Partners with no associated increase in Net Cash From Operations. Since the appropriate classification of fees and expenses paid by the Partnership into proper categories and the determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the times the services are to be rendered to the Partnership, it is impossible to predict the probable outcome if the IRS were to challenge the deductibility or timing of deduction or amortization of those fees and expenses.

         RE-CHARACTERIZATION OF SALE-LEASEBACK AS FINANCING TRANSACTIONS. In the event that the Partnership enters into any acquisition and leaseback to Seller which is characterized as a financing, the Partnership would likely lose depreciation and cost recovery deductions with respect to the property purchased and income generated from such property would be deemed portfolio income, which could not be offset by passive losses. The Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any properties in sale-leaseback transactions for federal income tax purposes. Accordingly, no assurance can be given that any such transaction would not be re-characterized as a financing transaction for federal income tax purposes.

         APPLICABILITY OF ANTI-ABUSE RULES. In December 1994, the IRS adopted Regulations setting forth "anti-abuse" rules under Code provisions applicable to partnerships which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships to either reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of a provision of the Code. In this regard, the General Partner is unaware of any facts or circumstances which would cause the IRS to exercise its authority to recast any transaction entered into by the Partnership; however, the applicability of such rules to the Partnership's activities is very uncertain, and no assurance can be given that the Commissioner would not, in the future, attempt to recast or restructure certain of the Partnership's activities or transactions.

         POTENTIAL APPLICATION OF ALTERNATIVE MINIMUM TAX. The application of the alternative minimum tax to a Limited Partner could reduce certain tax benefits associated with the purchase of Units in the Partnership. The effect of the alternative minimum tax upon a Limited Partner depends upon his particular overall tax situation, and each Limited Partner should consult with and must rely upon his own tax advisor with respect to the possible application of the alternative minimum tax provisions of the Code.

         AUDIT OF PARTNERSHIP COULD RESULT IN AUDIT OF LIMITED PARTNERS. The IRS may audit the federal income tax returns of the Partnership. Any audit of the Partnership could also result in an audit of a Limited Partner's own tax return causing adjustments of items unrelated to an investment in the Partnership, as well as an adjustment to various Partnership items. In the event of any such adjustments, a Limited Partner might incur attorneys' fees, court costs and other expenses contesting protested deficiencies asserted by the IRS, in addition to interest on the underpayment and certain penalties from the date the tax originally was due. In addition, in the event of an audit, the tax treatment of all Partnership items would be determined at the Partnership level in a single proceeding rather than in separate proceedings with each Partner, and the General Partner is primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the General Partner may extend the statute of limitations as to all Partners, and in certain circumstances, may bind the Limited Partners to a settlement with the IRS.

          INVESTMENT IN THE PARTNERSHIP MAY RESULT IN STATE AND LOCAL TAXATION AND REQUIREMENTS TO WITHHOLD STATE TAXES. The state in which a Limited Partner is a resident may impose an income tax upon his share of taxable income of the Partnership. Further, states in which the Partnership will own Partnership Properties may impose income taxes upon a Limited Partner's share of the Partnership's taxable income allocable to any Partnership Property located in that state. In addition, many states have implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income producing properties located in their states. These withholding requirements may exist regardless of whether the Limited Partner will actually owe state tax. In such cases, the Limited Partner would have to file a state income tax return to recover the withheld tax. Accordingly, the Partnership may be required to withhold state taxes from cash distributions otherwise payable to Limited Partners. In the event the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operations otherwise payable to such Limited Partners may be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses, which would have the effect of reducing cash available for distribution to the Limited Partners. Prospective Limited Partners are urged to consult with their own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in the Partnership.

         POTENTIAL LEGISLATIVE OR REGULATORY ACTION. In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in Units in the Partnership. Those changes have included restrictions on the transferability of limited partnership interests, restrictions on deduction of losses, increasing the scope of the alternative minimum tax, implementation of audit programs targeting limited partnerships, increased penalties on disputed tax deficiencies and registration of investment limited partnerships deemed to be tax shelters. There is no guarantee that during the life of the Partnership, new legislative, judicial and administrative changes will occur that will adversely affect the taxation of a Limited Partner. Any such changes could have an adverse effect on an investment in Units in the Partnership or on the market value or the resale potential of Partnership Properties. Each investor is urged to consult with his own tax advisor with respect to the status of legislative, regulatory or administrative developments, and proposals and their potential effect on an investment in the Units. It should also be noted that the Tax Opinion assumes that no legislation will be enacted which will be applicable to an investment in Units in the Partnership.


RISKS RELATING TO RETIREMENT PLAN INVESTORS


         THERE ARE SPECIAL CONSIDERATIONS THAT APPLY TO PENSION OR PROFIT SHARING TRUSTS OR IRAS INVESTING IN UNITS. IF YOU ARE INVESTING THE ASSETS OF A PENSION, PROFIT SHARING, SECTION 401(k), KEOGH OR OTHER QUALIFIED RETIREMENT PLAN OR THE ASSETS OF AN IRA IN UNITS, YOU SHOULD SATISFY YOURSELF THAT:

         o YOUR INVESTMENT IS CONSISTENT WITH YOUR FIDUCIARY OBLIGATIONS UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") ERISA AND THE CODE;

         o YOUR INVESTMENT IS MADE IN ACCORDANCE WITH THE DOCUMENTS AND INSTRUMENTS GOVERNING YOUR PLAN OR IRA, INCLUDING YOUR PLAN'S INVESTMENT POLICY;

         o        YOUR INVESTMENT WILL NOT IMPAIR THE LIQUIDITY OF THE PLAN OR
                  IRA;

         o YOUR INVESTMENT WILL NOT PRODUCE "UNRELATED BUSINESS TAXABLE INCOME" FOR THE PLAN OR IRA;

         o YOU WILL BE ABLE TO VALUE THE ASSETS OR THE PLAN ANNUALLY IN ACCORDANCE WITH ERISA REQUIREMENTS; AND

         o YOUR INVESTMENT WILL NOT CONSTITUTE A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE.

         FOR A MORE COMPLETE DISCUSSION OF THE FOREGOING ISSUES AND OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN UNITS BY RETIREMENT PLANS, SEE "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS" SECTION OF THIS PROSPECTUS ON PAGE 32.

         PARTNERSHIP PROPERTIES COULD BE DEEMED TO BE "PLAN ASSETS". If Partnership Properties are deemed to be assets of a qualified plan or IRA investing as a limited partner ("Plan Assets"), operations will be severely limited. The General Partner would be considered a plan fiduciary and contemplated transactions described herein may be deemed to be "prohibited transactions" subject to excise taxation under the Code. Additionally, if the assets of the Partnership were deemed to be Plan Assets, the standards of prudence and other provisions of ERISA would extend to the General Partner with respect to investments made by the Partnership. The Partnership has not requested an opinion of counsel regarding whether or not the assets of the Partnership would constitute Plan Assets under ERISA nor has it obtained or sought any rulings from the U.S. Department of Labor regarding classification of the Partnership's assets as Plan Assets. However, existing U.S. Department of Labor Regulations defining Plan Assets for purposes of ERISA contain exemptions that would exempt Partnership assets from being deemed to be Plan Assets. While it is the Partnership's intent that an investment by a Qualified Plan in Units should not be deemed an investment in the assets of the Partnership, no representations or warranties of any kind can be made regarding the consequences of an investment in Units by a Qualified Plan or IRA in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to ERISA issues which, if decided adversely to the Partnership, could result in prohibited transactions, the imposition of excise taxation and the imposition of co-fiduciary liability under the provisions of ERISA in the event of actions undertaken by the Partnership which are deemed to be non-prudent investments or "prohibited transactions."

         In the event the Partnership's assets are deemed to constitute Plan Assets or certain transactions of the Partnership constitute "prohibited transactions" under ERISA or the Code and no exemption for such transactions is obtainable by the Partnership, the General Partner has the right, but not the obligation (upon notice to all Limited Partners, but without the consent of any Limited Partner), to (i) terminate the Offering of Units, (ii) compel a termination and dissolution of the Partnership or (iii) restructure the Partnership's activities to the extent necessary to comply with any exception in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption.

         UNITS' ILLIQUIDITY MAY JEOPARDIZE MINIMUM DISTRIBUTION REQUIREMENTS. Any potential investor who intends to purchase Units in his Individual Retirement Account ("IRA") and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should consider particularly the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code. If the Units are still held and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations may require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

         UNRELATED BUSINESS TAXABLE INCOME ("UBTI"). The Partnership will not incur indebtedness to acquire Partnership Properties. Accordingly, it is not intended or anticipated that the Partnership will generate income derived from an unrelated trade or business, which is generally referred to as "UBTI." Notwithstanding the foregoing, the General Partner has limited authority to borrow funds equal to 40% of the total purchase price of Partnership Properties which are deemed necessary for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the working capital reserves and other case resources available to the Partnership are insufficient for the maintenance and repair of Properties or for the protection or replacement of the Partnership's assets, or to finance improvements of its properties to protect capital previously invested in a property, to protect the value of the Partnership's investment in a property, or to make a property more attractive for sale or lease. In the event that it does become necessary to borrow funds and the IRS determined that those borrowings constituted "acquisition indebtedness" or the IRS determined that the Partnership Properties were held primarily for sale to customers in the ordinary course of business, the income related thereto would be UBTI.

                            DESCRIPTION OF THE UNITS


UNITS

         Each Unit shall have a purchase price of $10.00 per Unit, and, when issued, will be fully paid and non-assessable. Holders of Units will become Limited Partners of the Partnership and will be entitled to receive annual distributions of Net Cash From Operations and Non-Liquidating Sale Proceeds generated by the Partnership following the payment of certain fees and expenses.


SUMMARY OF DISTRIBUTIONS


         Following is a summary of the Partnership's allocation of current cash flow distributions and the net proceeds from the sale or exchange of Partnership
Properties:

         CASH DISTRIBUTIONS. Distributions of Net Cash From Operations (defined generally as the Partnership's Net Cash Flow from Operations less any reserves and after payment of property supervision, management, leasing fees and all costs of properties and partnership operations) will be distributed as follows:

         1. Distributions of Net Cash from Operations will be distributed, first, to Limited Partners holding Units until they have received their 7% Preferred Return.


         2. Although there can be no assurance that Net Cash From Operations will be sufficient to make additional distributions, any remaining Net Cash Flow from Operations will be distributed to the General Partner until it has received, aggregating all prior periods distributions, distributions totaling 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions. Thereafter distributions of Net Cash from Operations shall be 80% to Limited Partners on a per unit basis and 20% to the General Partner. If, in any year, Net Cash from Operations is insufficient to pay the Limited Partners their full 7% Preferred Return, the unpaid portion shall accrue and be payable in future periods prior to the General Partner receiving any distributions.


         NON-LIQUIDATING NET SALE PROCEEDS. Net Sale Proceeds (generally the net proceeds from any sale or exchange of Partnership Properties less appropriate reserves) will be distributed as follows:

         1. If there are any unpaid accrued Preferred Returns, to the Limited Partners until each Limited Partner has received all Preferred Returns due;

         2. Then, to the General Partner until it has received, aggregating all prior periods distributions, distributions totaling 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions;


         3. To the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions, thereunder equal to its Net Capital Contribution at the beginning of the quarter;


         4. Then, to the General Partner until the General Partner has received distributions totaling 100% of its Capital Contributions;

         5. Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partner.


         LIQUIDATION PROCEEDS. Upon liquidation, the Partnership shall convert all assets to cash and pay all debts and liabilities other than indebtedness to the General Partner and adequate reserves shall be established as deemed necessary by the General Partner. Thereafter proceeds shall be distributed as follows:

         1. If there are any unpaid accrued Preferred Returns, to the Limited Partners until each Limited Partner has received all Preferred Returns due;

         2. Then, to the Limited Partners until each Limited Partner has received distributions equal to his Net Capital Contribution at the beginning of the quarter;

         3.       Then, to repay any Partnership debt owed to the General
                  Partner;

         4. Then, to the General Partner until it has received, aggregating all prior periods distributions, distributions totally 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions;

         5. Then pro rata in accordance with Capital Accounts until Capital Accounts have a zero balance, and then 80% to the Limited Partners and 20% to the General Partner. The distributions in accordance with Capital Accounts after Gain on Sale in excess of depreciation deductions has been allocated 80% to Limited Partners and 20% to the General Partner and gain equal to prior period depreciation deductions has been allocated to the respective Limited Partner that was allocated the deduction.


         NO ASSURANCE CAN BE GIVEN AS TO THE TIMING OR AMOUNT OF ANY CASH DISTRIBUTIONS TO THE LIMITED PARTNERS.

SUMMARY OF ALLOCATIONS

         Following is a summary of the allocation of the Partnership's taxable income, loss and gain on sale of Partnership Properties:

         NET INCOME. The Partnership's Net Income (defined generally as the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and any net gain on the sale of assets) will be allocated each year in the same proportions, and to the extent that, Net Cash From Operations is distributed or deemed distributed to the Partners. To the extent the Partnership 's Net Income in any year exceeds Net Cash From Operations, such excess Net Income will be allocated 80% to Limited Partners holding Units during such year and 20% to the General Partner.

         NET LOSS, DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS. Deductions for depreciation, amortization and cost recovery and the Partnership's Net Loss (defined generally as the net loss of the Partnership for federal income tax purposes, but excluding all deductions for depreciation, amortization and cost recovery) for each fiscal year will be allocated as follows:

         1. 99% to Limited Partners holding Units during such year and 1% to the General Partner until each such Partner's Capital Account (defined generally as the sum of Capital Contributions and income allocated to a Partner less the sum of distributions paid and losses allocated to a Partner) of all such Partners are reduced to zero;


         2. thereafter, all such deductions will be allocated to the General Partner, which, at that time, would be the only Partner having an economic risk of loss.


         GAIN ON SALE. Gain on Sale (defined generally as the net taxable income or gain from all sales or exchanges of Partnership Properties during the fiscal year) will be allocated first, pursuant to the qualified income offset provision contained in the Partnership Agreement, if applicable, then to Partners having negative capital accounts, if any, until negative capital accounts have been restored to zero, then to the Limited Partners and General Partner pro rata in amounts equal to the deductions for depreciation and amortization allocated to each such Partner in connection with the specific Partnership Property and thereafter, 80% to the Limited Partners and 20% to the General Partner.

                            ESTIMATED USE OF PROCEEDS

         The following table sets forth information concerning the estimated use of the gross proceeds of this Offering. Many of the amounts set forth below represent the best estimate of the General Partner since they cannot be precisely calculated at this time. The percentage of the gross offering proceeds available for investment in Partnership Properties is estimated to be approximately 86.5%.

                            ABIC REALTY FUND I, L.P.


                                                              MINIMUM OFFERING                         MAXIMUM OFFERING
                                                     --------------------------------         --------------------------------
                                                        Amount              Percent              Amount              Percent
                                                     ------------        ------------         ------------        ------------
Gross offering proceeds                              $    100,000                 100%        $ 40,000,000                 100%
Less Public Offering Expenses:
      Selling Commissions                                   7,500                 7.5%           3,000,000                 7.5%
Organization and Offering Expenses (1)                      6,000                   6%           2,400,000                   6%
Amount Available for Investment: (2)                       86,500                86.5%          34,600,000                86.5%


----------

(1) The Partnership will pay Selling Commissions in the amount of 7.5% of the gross offering proceeds to licensed soliciting broker-dealers that are members of the National Association of Securities Dealers, Inc. who are hereafter engaged by the Partnership. The General Partner may also pay broker-dealers participating in this Offering for expenses incurred for due diligence purposes and non-accountable expenses up to 1% of the gross offering proceeds. The Partnership will pay to the General Partner 6% of the gross offering proceeds to reimburse registration, legal, accounting, printing, marketing and other out of pocket fees as well as general, administrative and overhead expenses relating to the Offering and organization of the Partnership borne by the General Partner.

(2) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the Offering and, thereafter, the working capital reserves of the Partnership, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

                       COMPENSATION OF THE GENERAL PARTNER

         The following table indicates the compensation and fees (including reimbursement of expenses) to be paid by the Partnership to the General Partner during the organization, acquisition and development, operation and liquidation stages of the Partnership.


                                                                                                                  $$ Amount for
                                                                                              $$ Amount for      Maximum Offering
                                                                                             Minimum Offering       (4,000,000
                                                                                              (10,000 units)          units)
Type Of Compensation                            Form of Compensation                             $100,000           $40,000,000
--------------------                            --------------------                         ----------------    ----------------
                                             ORGANIZATIONAL AND OFFERING STAGE

Organization and              6% of gross offering proceeds to reimburse registration,              $6,000           $2,400,000
Offering Expenses             legal, accounting, printing and other out-of-pocket expenses and general and administrative expenses and  overhead borne by the General Partner in connection with this Offering and the organization of the Partnership.

                                             ACQUISITION AND DEVELOPMENT STAGE

Acquisition                   3% of gross offering proceeds to be paid ratably on a monthly         $3,000           $1,200,000
Advisory Fee                  basis as properties are acquired, in connection with the
                              selection, valuation and acquisition of properties, in
                              addition to reimbursement of actual costs and expenses
                              incurred in the acquisition of properties.

                                                     OPERATIONAL STAGE

Property                      The Partnership will pay to the General Partner an ongoing              N/A                N/A
Supervision Fee               property supervision fee in the amount of 2% annually of
                              funds amount invested in properties payable on a monthly basis.

Property                      The General Partner generally will utilize independent third            N/A               N/A
Management and                party property management and leasing companies and shall
Leasing Fees                  cause the Partnership to employ a property management and
                              leasing company (which may, when necessary, be an Affiliate of the General Partner) to perform professional property
                              management and leasing services for the Partnership. In the event the property management and leasing company is an
                              Affiliate of the General Partner, the compensation payable to such Affiliate shall not exceed fees which would be charged by persons who are not affiliated with the General Partner
                              rendering comparable services in the same geographic area.




Partnership                   A Partnership administration fee shall be paid monthly to the           N/A               N/A
Administration                General Partner at 1/12th of 1% of the aggregate amount of
and Investor                  Limited Partner subscriptions. An Investor administration fee
Administration                shall be paid monthly at 1/12th of 1% of the aggregate amount
Fees                          of Limited Partner subscriptions.

Cash                          Net Cash from Operations will be distributed first to Limited           N/A               N/A
Distributions                 Partners holding Units until they have received their
                              Preferred Return. Remaining Net Cash Flow from Operations will be distributed to the General Partner until it has received distributions totaling 25% of the Preferred Return paid to the
                              Limited Partners, to include all prior periods' distributions.
                              Thereafter distributions of Net Cash from Operations shall be
                              80% to Limited Partners on a per Unit basis and 20% to the
                              General Partner.   If, in any year, Net Cash from Operations
                              is insufficient to pay the Limited Partners their Preferred
                              Return, the unpaid portion shall accrue and be payable in
                              future periods prior to the General Partner receiving any
                              distributions.

                                                     LIQUIDATION STAGE

Real Estate                   In connection with the sales of Partnership Properties, the             N/A               N/A
Commissions                   General Partner generally will utilize independent third-party real estate companies to facilitate property sales.  In the event the sales agent is affiliated with the General Partner, commissions shall not exceed fees which would be charged by persons who are not affiliated with the General Partner
                              rendering comparable services in the same geographic area.

Non-Liquidating Net Sale      Distributions of Non-Liquidating Net Sale Proceeds and                  N/A               N/A
Proceeds and Liquidating      Liquidating Distributions will first be applied toward any
Distributions                 unpaid accrued Limited Partner Preferred Returns and then to the General Partner until it has received, aggregating all prior periods' distributions, an amount equal to 25% of the
                              Limited Partners' Preferred Return. After all Preferred
                              Returns have been paid, distributions will then be made to the Limited Partners in an amount equal to their Net Capital
                              Contributions and then to the General Partner in an amount equal to its Capital Contribution. Thereafter, distributions will be 80% to Limited Partners and 20% to the General Partner.


         The General Partner and its Affiliates may receive or the Partnership may pay directly other items of incidental expense incurred during the organizational, acquisition and development, operation and liquidation stages of the Partnership.

                              CONFLICTS OF INTEREST


         The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partner and/or its Affiliates. Michael R. Marshall is the sole shareholder of the General Partner. Some of the potential conflicts of interest include the following.

         1. RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNER AND/OR AFFILIATES. Partnership transactions involving the purchase and sale of Partnership Properties may result in the receipt of substantial commissions, fees and other compensation by the General Partner and/or its Affiliates, including due diligence and Acquisition Fees, property supervision fees, property management and leasing fees, real estate commissions, and participation in distributions of Net Cash From Operations, Non-liquidating Net Sale Proceeds and Liquidating Distributions. The Partnership will not purchase Properties from the General Partner or sell Properties to the General Partner, however, the Partnership may borrow funds from the General Partner at an interest rate not to exceed the prime rate plus 2%. The General Partner has considerable discretion with respect to all decisions relating to the terms and timing of all Partnership transactions. Therefore, the General Partner may have conflicts of interest concerning certain actions taken on behalf of the Partnership. Certain conflicts of interest could involve the loss of management fees upon the sale of a Property versus the brokerage fee which may be received other conflicts could involve the receipt of a brokerage fee and the desirability of selling a Property at a specific time. The agreements and arrangements among the Partnership and the General Partner have been established by the General Partner, and the General Partner believes the fees to be paid thereunder and the terms to be reasonable under the circumstances. However, said agreements and arrangements were not negotiated on an arm's-length basis.

         2. LACK OF SEPARATE REPRESENTATION. The Partnership, Mr. Marshall, and the General Partner may have the same legal counsel in connection with this Offering, and legal counsel may in the future act as counsel to the Partnership, Mr. Marshall and the General Partner. There is a possibility that in the future the interests of the various parties may be subject to conflict of interest.


         3. TAX AUDITS. In the event of an audit of the federal income tax returns of the Partnership by the IRS, it is possible that the interests of the General Partner in such tax audit could become inconsistent with or adverse to the interests of Limited Partners.


                 FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

         The General Partner is accountable to the Partnership as a fiduciary and consequently must exercise good faith and integrity in handling Partnership affairs. This is a rapidly developing and changing area of the law, and Limited Partners who have questions concerning the duties of the General Partner under Texas law should consult with their counsel.

         The General Partner may not be liable to the Partnership or Limited Partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Partnership Agreement for exculpation of the General Partner. Therefore, purchasers of Units have a more limited right of action than they would have absent the limitations in the Partnership Agreement. See Section 11.5 of the Partnership Agreement, which is Exhibit A to this Prospectus.

         The Partnership Agreement provides for indemnification of the General Partner by the Partnership for liabilities it incurs in dealings with third parties on behalf of the Partnership. To the extent that the indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and

Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. See Section 11.5 of the Partnership Agreement, which is Exhibit A to this Prospectus.


                                   MANAGEMENT

THE GENERAL PARTNER


         The General Partner is ABIC Realty Corporation, a Texas corporation formed in February 2000 for the purpose of organizing, operating and managing long term real estate investment programs. Other than formation and pre-capitalization planning for the Partnership, the General Partner has no prior operations. As of the date of this Prospectus, the General Partner is capitalized with approximately $300,000 ($220,000 in cash and has advanced offering and organization costs of the Partnership totaling approximately $80,000). Other than its $1,000.00 initial contribution, the General Partner holds no interest in the Partnership. The General Partner will not acquire any of the Units. The executive offices of ABIC Realty Corporation are located at 9520 North May Avenue, Suite 330, Oklahoma City, Oklahoma 73120. The telephone number is (405) 302-6434.

         The sole officer, director and shareholder of ABIC Realty Corporation is Michael R. Marshall, and its consultants are as follows:



Name                              Age                         Position
----                              ---                         --------
Michael R. Marshall               53    President, Secretary-Treasurer, and Director

Carroll D. Blake                  65    Acquisition and Operations Consultant

William C. Blake                  39    Property Administration Consultant

C.C. Collie                       79    Acquisition and Operations Consultant

David B Christofferson            53    Corporate Finance and Legal Consultant



         MICHAEL R. MARSHALL. Since 1971 Mr. Marshall has been a practicing certified public accountant and a corporate financial consultant. He is currently President of Settlers Capital Corporation, an Oklahoma corporation which has principally specialized in assisting companies in the placement of finance transactions, since 1982. Additionally, Mr. Marshall was from 1982 to 1989 President of Settlers Corporation, an Oklahoma corporation which specialized in acquisition, management and liquidation of distressed loans and other assets of distressed financial institutions. Mr. Marshall has more than 20 years experience as a participating investor and originator of various secured lending transactions and in the structuring, monitoring, management and liquidation of various asset-backed investment and lending transactions. From 1971 through 1977 Mr. Marshall was employed by Coopers and Lybrand, an international firm of certified public accountants, in various capacities, including as general practice manager of the Oklahoma City office.

         Mr. Marshall has been the principal officer of U.S. Automobile Acceptance 1995-I, Inc. (1995-I), which was formed in January 12, 1995, and U.S. Automobile Acceptance SNP-III, Inc. (SNP-III), which was formed in June 7, 1996, both investment corporations which purchased and collected extremely high yield/high risk sub-prime credit consumer finance contracts. These consumer finance contracts did not perform as initially planned and the related two publicly registered high yield/high risk securitization note offerings have not performed as planned. These investment corporations discontinued purchasing consumer finance contracts and adopted orderly liquidation plans and have been following the liquidation plans since early 1999. The investment corporations were placed in Chapter 7 Bankruptcies by their Indenture Trustee. The bankruptcies of these corporations were subsequently dismissed and orderly collections and liquidation of these corporations is continuing. As of October 31, 2002, the investors of 1995-I have been repaid approximately $5,500,000 (which represents approximately 55% of amounts initially invested by 1995-I investors), and the investors of SNP-III have been repaid approximately $14,500,000 (which represents approximately 60% of amounts initially invested by SNP-III investors.) The programs were non-recourse except as to the specific assets of each of the individual investment corporations. There are no investor lawsuits, federal or state securities actions or any other legal actions against 1995-I, SNP-III, Mr. Marshall or any other affiliate entity. Mr. Marshall is continuing to oversee the collections and orderly liquidation of these investment entities.

         Mr. Marshall holds a Bachelor of Business Administration Degree in Accounting, which was obtained in 1971 from Texas A&M University and is a certified public accountant. Mr. Marshall expects to devote substantially all of his time to the business activities of ABIC Realty Corporation. Mr. Marshall is the only promoter of the Partnership.

         CARROLL D. BLAKE. From 1962 to 1976 Mr. Blake was employed by the Federal Reserve Bank in Dallas, Texas in various capacities including Manager of the Loan Department, Bank Relations Officer, Assistant Secretary of the Board of Directors, and as an alternate Federal Reserve Agent. From 1976 to 1991 Mr. Blake served as president of several banks located in Texas and since 1991 has been President of a loan brokerage company, loan originator and manager of a consumer loan servicing and collection company located in Mesquite, Texas. Mr. Blake has substantial experience as an originator and investor in real estate transactions. Mr. Blake is a graduate of Texas Tech University where he obtained a Bachelor Degree in Business Administration in 1960. Mr. Blake intends to devote most of his time to the business affairs of ABIC Realty Corporation.

         WILLIAM C. BLAKE is the son of Carroll D. Blake. From 1986 through 1989 Mr. Blake was a broker of real estate loans for properties located principally in Texas. From 1989 through 1991 Mr. Blake was a Vice-President and compliance officer for a Texas bank. Since 1991 Mr. Blake has worked in a loan brokerage company and as the operations and collections supervisor of a consumer loan servicing and collection company. Mr. Blake is a graduate of Southern Methodist University, where he obtained a Bachelors Degree in Economics in 1985. Mr. Blake plans initially to devote approximately one half of his time assisting ABIC Realty Corporation.


         C.C. COLLIE will serve as a consultant to the General Partner. He was formerly a commercial real estate developer and property manager for various real estate properties located in Texas, Arkansas, New Mexico, Colorado and California. In addition Mr. Collie has served as President and/or Vice-President and on the Board of Directors for several mortgage companies and banks located in Arkansas and Texas. Mr. Collie is a Rotarian and has previously served as a District Governor of Rotary International. Mr. Collie was a certified property manager for more than twenty years and holds a Bachelor of Science Degree from Wharton School of Finance, University of Pennsylvania, and a Master of Science Degree, University of North Texas. Mr. Collie expects to spend less than one-third of his time assisting ABIC Realty Corporation.


         DAVID B. CHRISTOFFERSON will serve as corporate finance and legal consultant to the General Partner. Mr. Christofferson until recently was Senior Vice-President and General Counsel for Esenjay Exploration Inc., a publicly traded oil and gas company, located in Houston, Texas. Mr. Christofferson was, from 1982-1989, Vice-President and General Counsel of Settlers Capital Corporation and Settlers Corporation and was involved in assisting with the business, corporate finance and legal matters. Mr. Christofferson has substantial experience in structuring and monitoring asset-backed transactions, and from 1974-1981 served as a commercial lending officer and division manager for several Oklahoma banks. Mr. Christofferson received his Bachelors Degree in Finance in 1971 and a Juris Doctorate Magna Cum Laude in 1974 from the University of Oklahoma. Mr. Christofferson will devote less than one-third of his time to the business of ABIC Realty Corporation and will function as in-house legal counsel, assisting with offering structure, corporate finance matters, contract review and acquisition planning.


MANAGEMENT


         The General Partner of the Partnership, ABIC Realty Corporation, will be responsible for the direction and management of the Partnership, including acquisition, property management and supervision of third party managers and leasing agents.

         PROPERTY MANAGEMENT. Management of the Partnership Properties is the responsibility of the General Partner. However, the General Partner generally plans to contract or subcontract property management and leasing to third parties.

CHANGES IN MANAGEMENT

         With the consent of the General Partner and a 66 2/3 % vote of the Limited Partners after being given 90 days written notice, the General Partner may at any time designate one or more persons to be additional or successor general partners, with such participation in the General Partner's interest as the General Partner and the successor or additional general partners may agree upon. However, any agreement between the General Partner and any new or successor general partner shall not affect the interests of the Limited Partners. Any voluntary withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by the General Partner of its interest in the Partnership will be effective only upon the admission of a new general partner.


                       INVESTMENT OBJECTIVES AND CRITERIA




GENERAL


         The Partnership has been formed to acquire and operate commercial real estate properties, which generally have been constructed and have operating histories, but may also acquire and operate newly constructed properties with limited or no operating histories. The properties will be acquired on an all-cash basis. The Partnership's policy is to acquire properties primarily for income. The Partnership's business objectives are to purchase and operate a portfolio of income producing real estate properties that: (i) pay quarterly cash distributions to its investors at an increasing rate over time, that for taxable investors may be partially free from current taxation; and (ii) increase in value over time (the "Partnership Properties") . No assurance can be given that these business objectives will be attained.


ACQUISITION AND INVESTMENT POLICIES


         The Partnership will seek to invest the net Offering proceeds available for investment on an all cash basis in the acquisition of commercial real estate properties, which have generally been previously constructed and have operating histories. The Partnership may also invest in newly constructed properties with limited or no operating histories. While not limited to such investments, the General Partner will generally seek to invest in commercial properties such as office buildings, shopping centers, and industrial properties, the space in which has been leased to one or more tenants. The Partnership has no policy as to the amount or percentage of assets which will be invested in any specific property. If only the Minimum Offering amount is raised, the Partnership may be able to invest in only one property. In such a situation, the General Partner plans to invest in a property such as a small branch bank building in a metropolitan area.

         The Partnership will seek to invest in properties that will satisfy a primary objective of providing distributions of cash flow to investors that will increase over time. Due to the fact that a significant factor in the valuation of income-producing real properties is their potential for future income, the General Partner anticipates that the majority of properties acquired by the Partnership will satisfy both attributes of providing potential for capital appreciation and providing increasing over time distributions of cash flow to investors. To the extent feasible, the General Partner will strive to invest in a diversified portfolio of properties that will satisfy the Partnership's investment objectives.


         Investment in property generally will take the form of fee title. The Partnership may purchase properties and lease them back to the sellers of such properties. While the General Partner will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and so that the Partnership will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation relating to such property would be disallowed or significantly reduced.


         The Partnership is not limited as to the geographic area where it may conduct its operations, but the General Partner prefers to invest in properties located in growing population urban and suburban areas of the southern and southwestern United States.

         There are no specific limitations on the number or size of properties to be acquired by the Partnership or on the percentage of net proceeds of this Offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the Partnership is acquiring its properties and the amount of the net proceeds of this Offering.


         In making investment decisions for the Partnership, the General Partner will consider relevant real property and financial factors, including but not limited to the following:

         o Properties to be purchased will generally be located in high growth suburban and urban areas in the southern and southwestern United States. Properties to be purchased will have good quality construction with long remaining economic building life, will be in good physical and mechanical condition, and will have high traffic locations. Surrounding neighborhoods and or nearby commercial properties should be in good condition and have long remaining economic lives.



         o The prior financial and operating history of properties and credit worthiness of tenants will be determined by review of three previous years property financial statements if the property is more than three years old, by review of current and prior rent rolls, tenant collection records, prior operating cost records, review of existing lease agreements, review of independent credit reports of current tenants and/or prospective tenants.

         Although the Partnership will obtain independent appraisals, and the purchase price of such property will not exceed its appraised value, the General Partner will rely on its own independent analysis and not totally on such appraisal in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. In this regard, the General Partner will have substantial discretion with respect to the selection of specific Partnership investments.

         The Partnership's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the General Partner), unaudited financial statements covering recent operations of any properties having operating histories, title insurance policies and opinions of counsel in certain circumstances. The Partnership will not close the purchase of any property unless and until it obtains an environmental assessment for each property purchased and the General Partner is generally satisfied with the environmental status of the property.


         In determining whether to purchase a particular property, the Partnership may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.


         In purchasing and leasing real properties, the Partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The Partnership may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area.

         The Partnership will not engage in any of the following activities: (a) issuing senior securities; (b) lending money; (c) investing in securities of other issuers; (d) underwriting the securities of other issuers; (e) engaging in the purchase or sale of investments other than the types of real estate described above; (f) offering securities in exchange for property.


TERMS OF LEASES AND LESSEE CREDITWORTHINESS

         The terms and conditions of any lease entered into by the Partnership with regard to a tenant may vary substantially. However, whenever possible, leases will be what is generally referred to as "triple net" leases, which means that the lessee will be required to pay or reimburse the Partnership for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs as well as lease payments.

BORROWING POLICIES


         The Partnership will acquire properties on an all-cash basis. However, in order to give the General Partner flexibility in the management of the Partnership, the Partnership Agreement authorizes the Partnership to borrow funds (a) for Partnership operating purposes in the event of unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership become insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (b) in order to finance improvement of and improvements to properties, when the General Partner deems such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property, or to make a particular property more attractive for sale or lease. The Partnership cannot borrow funds for any other purposes. Examples of the types of occurrences in which the Partnership might find it necessary to borrow funds include (a) failure of major mechanical systems such as air conditioning or elevators; (b) major remodel of a building to prepare the building for sale;
(c) space remodel required by a major tenant; or (d) change in a state, municipal or federal law requiring extensive modification to a Property. These are only examples and are not intended to be all-inclusive. The aggregate amount of Partnership borrowings at any given time may not exceed 40% of the total purchase price of Partnership Properties.

DISPOSITION POLICIES


         The Partnership anticipates that prior to its termination and dissolution, all of the Partnership Properties will be sold. The Partnership intends to hold the various Properties in which it invests until such time as sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. In deciding whether to sell a Property, the Partnership will consider factors such as potential capital appreciation, Cash Flow, and federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The General Partner anticipates that the Partnership will sell existing income-producing Properties within several to twenty years after acquisition. However, the General Partner may exercise its discretion as to whether and when to sell a property, and the Partnership will have no obligation to sell properties at any particular time.

         Although not required to do so, the Partnership will generally seek to sell its properties for all cash. The Partnership may, however, accept terms of payment from a buyer, which include purchase money obligations, secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area where the property being sold is located, credit of the buyer and available financing alternatives. Some properties sold by the Partnership may be sold on the installment basis under which only a portion of the sales price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by the Partnership of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.


OTHER POLICIES

         In an attempt to qualify for the 90% qualified income exception to the treatment of the Partnership as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, the General Partner intends to operate the Partnership such that at all times more than 90% of the gross income of the Partnership will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property.

                            REAL PROPERTY INVESTMENTS


         As of the date of this Prospectus, the Partnership has not acquired or contracted to acquire any specific real properties. The General Partner will continually evaluate various potential property investments and engage in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the Partnership. At such time during the negotiations for a specific property as the General Partner believes that a reasonable probability exists that the Partnership will acquire such property, this Prospectus will be supplemented to disclose the negotiations and pending acquisition. This will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE PARTNERSHIP WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION NOR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ACTUAL PURCHASE.

         It is intended that the proceeds of this Offering will be invested in properties in accordance with the Partnership's investment policies. In the event that all of the Units offered hereby are sold, it is anticipated that the Partnership will invest in 10 to 20 properties. Funds available for investment in Partnership Properties which are not expended or committed to the acquisition or development of specific real properties on the later of the fourth anniversary of the effective date of the Registration Statement or the third year after the termination of the Offering and not reserved for working capital purposes will be returned to the Limited Partners.

         Adequate insurance coverage will be obtained for all properties in which the Partnership will invest.



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         As of the date of this Prospectus, the Partnership had not yet begun active operations. The Partnership will not begin active operations until it receives and accepts subscriptions for a minimum of $100,000.

         Following achievement of such minimum funding level, subscription proceeds may be released from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving net proceeds available for investment and in Properties and operation of properties. Thereafter, the Partnership will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition and operation of the properties.

         As of the initial date of this prospectus, the Partnership has not entered into any arrangements creating a reasonable probability that the Partnership will acquire any specific property. The number of properties ultimately acquired will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties.

         Until required for the acquisition of properties, net offering proceeds will be kept in short-term, liquid investments. Because the Partnership will purchase properties on an all cash basis and the majority of leases for the properties the Partnership intends to acquire will provide for tenant reimbursement of operating expenses, the Partnership does not anticipate that a permanent reserve for maintenance and repairs of its properties will be established. The Partnership may, but is not required to, establish reserves from gross offering proceeds and/or out of cash flow generated by operating properties or out of nonliquidating net sale proceeds.

         The General Partner is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which the Partnership reasonably anticipates to have a material impact on acquisition or operation of real estate properties.


                      INVESTMENT BY TAX-EXEMPT ENTITIES AND
                              ERISA CONSIDERATIONS

         While the General Partner has attempted to structure the Partnership in such a manner that it will be an attractive investment vehicle for Qualified Plans, IRAs and other tax-exempt entities, in considering an investment in the Partnership of a portion of the assets of a Retirement Plan, the plan's fiduciary should consider all applicable provisions of the Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization or Keogh Plan under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below. In general, Qualified Plan fiduciaries should consider: (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan; (ii) whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA; (iii) whether the investment will result in UBTI to the Qualified Plan (or to an investing IRA, Keogh Plan or other tax-exempt entity) (see "FEDERAL INCOME TAX CONSEQUENCES - INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES"); (iv) whether there is sufficient liquidity for the Qualified Plan after taking this investment into account; (v) the need to value the assets of the Qualified Plan annually; and (vi) whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Code.

         ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. Persons who are fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries) are prohibited. Similar prohibitions apply to Retirement Plans under the Code and IRAs and Keogh Plans covering only self-employed individuals, which are not subject to ERISA, are, nevertheless, subject to the prohibited transaction rules under the Code. For purposes of both ERISA and the Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a Retirement Plan is considered to be a fiduciary of such Retirement Plan (subject to certain exceptions not here relevant).

         Potential investors who intend to purchase Units in their IRAs and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should take into consideration the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code for the IRA or other Retirement Plan. If the Units are still held in the IRA or Retirement Plan and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations will likely require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the then current fair market value of the Units without any, corresponding cash distribution with which to pay the income tax liability arising out of any such distribution.

PLAN ASSETS - GENERALLY

         ERISA provides a comprehensive statutory scheme regarding the investment in and management of a plan's assets. While the General Partner has used its best efforts to structure the Partnership so that the assets of the Partnership will not be deemed to be assets of the Retirement Plans investing as Limited Partners ("Plan Assets"), in the event that the assets of the Partnership were deemed to be Plan Assets, the General Partner would be considered to be a plan fiduciary under ERISA (and the Code), and certain contemplated transactions between the Partnership and the General Partner may be deemed to be "prohibited transactions." Additionally, if the assets of the Partnership are deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by Retirement Plans would extend (as to all plan fiduciaries) to the General Partner with respect to investments made by the Partnership.




PLAN ASSETS - CURRENT LAW

         The definition of Plan Assets was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2, which provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

         Generally, investment by a plan in securities (within the meaning of section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under Section 406 of the Act.

         On November 13, 1986, the Department of Labor issued final regulations (the "Plan Asset Regulations") relating to the definition of Plan Assets, which became effective generally for the characterization of assets in investments made after March 13, 1987. The Plan Asset Regulations adopt the general statement regarding Plan Assets set forth in Interpretive Bulletin 75-2; however, the Plan Asset Regulations further provide that assets of investment entities in which Retirement Plans make equity investments will be treated as assets of such plans unless such investments are in publicly offered securities, are in securities offered by an investment company registered under the Investment Company Act of 1940, or come within one of the specific exemptions set forth below. As the Partnership is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to the Partnership include (i) investments in "publicly offered securities" (generally interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission); (ii) investments in interests in "real estate operating companies;" and (iii) investments in which equity participation by "benefit plan investors" is not significant. The Plan Asset Regulations provide that equity participation in an entity would be "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. The General Partner does not anticipate that the Partnership will qualify for the exemption described in (iii) above.

EXEMPTIONS UNDER PLAN ASSET REGULATIONS


         As noted above, if a Retirement Plan acquires "publicly offered" securities, the assets of the issuer are not deemed to be Plan Assets. Under the Plan Asset Regulations, the definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the Partnership should satisfy the registration requirements under this definition, the determinations of whether a security is "widely-held" and "freely transferable" are inherently factual matters. The Plan Asset Regulations provide that a class of securities will be "widely-held" if it is held by 100 or more persons. Accordingly, to preserve the ability of the Partnership to qualify for this exemption, the General Partner may suspend the offering of Units to Retirement Plans, if upon the closing of the Minimum Offering less than 100 persons have acquired Units and, in such case, would continue the offering to Retirement Plans only after at least 100 persons have acquired of Units.


         With respect to the "freely transferable" requirement, the Plan Asset Regulations provide several examples of restrictions on transferability with respect to offerings in which the minimum investment is $10,000 or less which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships, which are imposed to comply with state and federal law to assure continued eligibility for favorable tax treatment, and to avoid certain practical administrative problems. The Partnership Agreement is intended to satisfy the freely transferable requirement with respect to the Units. It should be noted in this regard, however, that because certain adverse tax consequences can result if the Partnership were to be characterized as a "publicly traded partnership" under Section 7704 of the Code (see "FEDERAL INCOME TAX CONSEQUENCES" -"Publicly Traded Partnerships"), certain additional restrictions on the transferability of Units have been incorporated into the Partnership Agreement which are intended to prevent such reclassification of the Partnership as a publicly traded partnership (the "Section 7704 Restrictions"). In this regard, the Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Code, however, and accordingly, the incorporation of the Section 7704 Restrictions into the Partnership Agreement may have the effect of making the "publicly offered securities" exemption unavailable to the Partnership.

         On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the Partnership Agreement consistently with the specific exemption language in the Plan Asset Regulations set forth above, the Partnership should qualify for the publicly offered securities exemption contained in the Plan Asset Regulations. However, because of the factual nature of the determination and lack of guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the Partnership will, in fact, qualify for this exemption.


         Even if the Partnership were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption from the Plan Assets definition with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the Partnership has the right to participate substantially in the management or development activities. The Partnership intends to devote more than 50% of its assets to management and development of real estate; however, an example contained in the Plan Asset Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over one-half of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessees thereof, then the entity is not eligible for the real estate operating company exemption.


         In an attempt to comply with the real estate operating company exemption under the Plan Asset Regulations, the General Partner intends to structure the management and development activities of the Partnership such that at all times more than 50% of the Partnership's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Partnership's responsibility and not passed through to the lessees of such properties. See "INVESTMENT OBJECTIVES AND CRITERIA." Due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations, however, there can be no assurance as to the Partnership's ability to qualify for the real estate operating company exemption.

PLAN ASSET CONSEQUENCES - PROHIBITED TRANSACTION EXCISE TAX

         If the Partnership were deemed to hold Plan Assets, additional issues relating to the "Plan Assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partner's ownership of interests in the Partnership and the possible relationship between the General Partner or the Partnership and any Retirement Plan which may purchase Units. Section 406 of ERISA and Section 4975 of the Code prohibit Retirement Plans from engaging in certain transactions with specified parties involving Plan Assets. These parties are referred to as "parties in interest," as defined in Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Code. These definitions include "persons providing services to the plan" and certain of their affiliates. Thus, if the General Partner's interest in the Partnership were deemed to exceed certain threshold levels set forth in the Code and ERISA, the Partnership itself could be deemed to be a disqualified person and an investment in Units could be a prohibited transaction; however, the General Partner does not believe such thresholds have been exceeded with respect to their interest in the Partnership or that the Partnership should otherwise be deemed to be a party in interest or a disqualified person. Further, any transaction between the Partnership and a party in interest or disqualified person with respect to an investing Retirement Plan could be a prohibited transaction if the Partnership were deemed to hold Plan Assets.

         In addition, if the Partnership is deemed to hold Plan Assets, the General Partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Code with respect to investing Retirement Plans. If such relationship were to exist, various transactions between the General Partner and the Partnership could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the General Partner shares in certain Partnership distributions and tax allocations in a manner disproportionate to its Capital Contribution to the Partnership, the General Partner is being compensated directly out of Plan Assets rather than the Partnership assets in exchange for the provision of services, i.e., establishment of the Partnership and making it available as an investment to Retirement Plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing Retirement Plans and the General Partner.

         If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the General Partner and any party in interest that has engaged in any such prohibited transaction would be required to eliminate the prohibited transaction by reversing the transaction and make good to the Retirement Plan any loss resulting from the Prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 5% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest, does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in Units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the Partnership or the General Partner.

         Special rules apply to an investing IRA. If the Partnership were deemed to be a party in interest or disqualified person, as described above, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the Partnership and the account would be deemed under
Section 4975 of the Code to constitute a prohibited transaction.

         It should be noted that even if the assets of the Partnership are deemed, as the General Partner anticipates, not to be Plan Assets, under the Plan Asset Regulations, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the Partnership by a Retirement Plan may still be a prohibited transaction. For example, if a Retirement Plan may, by reason of its investment, compel the Partnership to invest in a property or engage in transactions which such Retirement Plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not have precluded re-characterization of such investment as a prohibited transaction. The General Partner has represented in that regard that no such arrangements will be entered into with investing Retirement Plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

ANNUAL VALUATION

         Fiduciaries of Retirement Plans are required to determine annually the fair market value of the assets, such Retirement Plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of Retirement Plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the Partnership, Limited Partners will be furnished with an annual statement of estimated Unit value. This annual statement will report the estimated value of each Unit based upon the estimated amount a Unit holder would receive if all Partnership assets were sold as of the close of the Partnership's fiscal year for their estimated values and such proceeds (without reduction for selling expenses), together with the other funds of the Partnership, were distributed in liquidation of the Partnership. Such estimated values will be based upon annual appraisals of Partnership Properties performed by the General Partner, and no independent appraisals will be obtained. However, the General Partner is required to obtain the opinion of an independent third party stating that its estimates of value are reasonable and were prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the termination of the Offering, the value of a Unit will be deemed to be $10.00, and no valuations will be performed. The estimated value per Unit will be reported to Limited Partners in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per Unit will actually be realized by the Partnership or by the Limited Partners upon liquidation (in part because estimates do not necessarily indicate the price at which properties could be sold and because no attempt will be made to estimate the expenses of selling any property).




                         FEDERAL INCOME TAX CONSEQUENCES


         IT IS ASSUMED THAT AN INVESTMENT IN THE PARTNERSHIP WILL BE BASED UPON AN EXPECTATION OF PROFITS AND THAT THE LIMITED PARTNER FULLY UNDERSTANDS THAT HE MUST PAY FEDERAL INCOME TAX ON HIS PRO RATA SHARE OF THAT PROFIT. THE FULL IMPLICATIONS OF FEDERAL, STATE AND LOCAL LAWS WHICH MAY AFFECT THE TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP ARE TOO COMPLEX AND NUMEROUS TO BE DESCRIBED HEREIN IN DETAIL. ACCORDINGLY, EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF AS TO THE INCOME AND OTHER TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP BY OBTAINING ADVICE FROM HIS OWN TAX ADVISOR.


         Potential investors should note that this discussion does not fully address the tax issues specific to corporations, tax exempt entities subject to Subchapter F of the Code, including pension plans, profit sharing plans, IRAs and other tax exempt retirement plans, and foreign taxpayers subject to Subchapter N of the Code. Nor does it address state, local, and foreign tax considerations. This discussion addresses the major federal tax consequences to individuals of an investment in Units.

         The following discussion is intended to summarize all of the federal income tax considerations material to an investment in the Partnership. This summary is based upon the Code; Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in revenue rulings and revenue procedures, other current administrative positions of the IRS and existing judicial decisions in effect as of the date of this Prospectus. Investors should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each Limited Partner in the Partnership. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Limited Partner's particular circumstances. No representations are made as to state and local tax consequences. Further, the Partnership does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

         Investors should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Code. There can be no assurance that the present federal income tax laws applicable to Limited Partners and the operation of the Partnership will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a Limited Partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws as discussed herein.

         FOR THE FOREGOING REASONS, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES ARISING FROM THE PURCHASE OF UNITS. NOTHING IN THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE GENERAL PARTNER, ITS AFFILIATES, EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING) IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A POTENTIAL INVESTOR IN THE PARTNERSHIP. INVESTORS SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE PARTNERSHIP AND THAT LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DECISIONS MAY REDUCE OR ELIMINATE ANTICIPATED TAX BENEFITS OF AN INVESTMENT IN THE PARTNERSHIP.


         PROSPECTIVE INVESTORS WHO ARE FIDUCIARIES OF RETIREMENT PLANS SHOULD CAREFULLY READ "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS" AND "INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES" IN THIS SECTION AS WELL AS CONSULT THEIR OWN TAX AND ERISA ADVISORS.


         The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules (such as Subchapter S corporations) and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the Partnership.


TAX OPINION

         We have retained Julia Swisher, JD, LL.M, CPA, ("Tax Counsel") to render an opinion concerning the material federal income tax issues related to an investment in the Partnership ("Tax Opinion"). Potential investors should be aware that Tax Counsel has relied upon the accuracy of facts set forth in this Prospectus, facts represented to Tax Counsel by Amy Waters, securities and general counsel to the Partnership, and financial statements prepared by Tyson Hopkins, CPA. Tax Counsel has not made any independent verification of any such information. She has assumed that the Partnership will be operated strictly as set forth in the Prospectus and strictly in accordance with the Partnership Agreement and the General Counsel and her Tax Opinion is so limited. Any alteration of the facts relied upon by Tax Counsel or the failure to operate the Partnership in accordance with the Prospectus and Partnership Agreement may seriously adversely affect Tax Counsel's opinion. As of the date of the Tax Opinion, no properties have been acquired nor have any contracts been entered into for the acquisition of properties. Therefore, it is impossible for Tax Counsel to opine on the application of the federal income tax law to specific facts which will exist when properties are acquired.

         Tax Counsel's opinion is based upon existing law, applicable existing Regulations and current published administrative positions set forth in Revenue Rulings, Revenue Procedures and judicial decisions. All such sources are subject to change, either prospectively or retroactively, by new legislation, new court rulings or new administrative positions. Any such changes are not addressed in the Tax Opinion and could materially adversely effect the tax treatment of an investment in the Units.

         All investors should note that any statement herein or in the Tax Opinion that a certain result is "more likely than not" means that, in Tax Counsel's judgment, there is at least a fifty one (51%) percent chance that such a result would occur if the IRS were to challenge the Partnership's tax position and the matter were litigated and ultimately decided by a court of law under the statutes, regulations, administrative pronouncements and case law existing at the date the Tax Opinion is rendered.

         Neither the Tax Opinion or the description of the tax consequences of an investment in the Units set forth in this Prospectus will have any binding effect or official status of any kind and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by any court if the IRS chooses to contest any such opinion. Accordingly, the Tax Opinion should not be viewed as a guarantee or any sort that the income tax effects described herein will be achieved or that any court would hold that there is "substantial authority" for any such positions.

         SPECIFIC OPINIONS

         Relying upon the representations and assumptions contained herein and described in the Tax Opinion and subject to the qualifications set forth in this Prospectus and in the Tax Opinion, Tax Counsel in the Tax Opinion has concluded that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

         o The Partnership will be classified a partnership for federal income tax purposes and not as an association taxable as a corporation;

         o The Partnership will not be classified as a "publicly traded partnership" under Code Section 7704.

         o        Investment in a Unit will be treated as a passive activity;

         o The Partnership's activities will be considered activities entered into for profit; and

         o The Partnership is not currently required to register as a tax shelter with the IRS prior to the offer and sale of the Units based upon the General Partner's representation that the "tax shelter ratio", determined by dividing an investor's share of aggregate deductions from the investment, without regard to income, by the investor's capital contributions, will not exceed 2 to 1 for any investor as of the close of any of the first five years of the Partnership's operations.

         Tax Counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the Partnership's operations as described in this Prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:

         o Whether the Partnership will be considered to hold some or all of its properties primarily for sale to customers in the ordinary course of business; and

         o Whether the Partnership will be considered a "tax shelter" under the Code for purposes of determining possible exemptions from the application of accuracy-related penalty provisions of the Code

         Investors should also note that the IRS may attempt to disallow or limit some of the benefits of investing in the Partnership by applying certain provisions at the individual or Partner level. Tax Counsel give no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issues that impacts at the Partner level and is dependent on the Partner's individual tax circumstances. These issues include, but are not limited to, (1) the imposition of the alternative minimum tax; (2) investment interest deductibility; (3) limitation of deductions attributable to activities not entered into for profit at the Partner level. Potential advisors are urged to consult with and rely upon their own tax advisors with respect to all tax issues that impact on the partner or individual level.

PARTNERSHIP STATUS

         Partnerships are not subject to federal income tax. Instead, they file an annual information return with the IRS and each partner is required to report on his federal income tax return his distributive share of each item of Partnership income, gain, loss, deduction and credit, if any. The tax results anticipated from an investment in the Partnership are dependent upon the Partnership being classified as a partnership by the IRS rather than as an association taxable as a corporation. In the event that the Partnership, for any reason, were to be treated for federal income tax purposes as a corporation, the Partners of the Partnership would be treated as stockholders with the following results, among others: (i) the Partnership would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by the Partnership on its federal income tax return and would not flow through to the Partners; and (iii) distributions of cash would generally be treated as dividends taxable to the Partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the Partnership in computing its income tax.

         Regulations regarding entity classification have been issued under the Code which, in effect, allow a business entity that is not otherwise required to be classified as a corporation, an "eligible entity", to choose its classification for tax purposes. In this case, the Partnership is organized as a limited partnership under Texas law and, unless it is deemed to be a publicly traded partnership under the Code provisions discussed below, it will qualify as an "eligible entity". The Regulations provide that an "eligible entity" that has two or more members will be treated as a partnership in the absence of an election to the contrary. The General Partner has represented that it does not intend to make an election to be treated as an association taxable as a corporation.

         Based upon the entity classification Regulations, IRS rulings and judicial decisions, all of which are subject to change, and based upon representations of the General Partner that it does not intend for the Partnership to elect to be treated as a corporation and intends that the Partnership be taxed as a partnership and be organized and operated as a limited partnership in accordance with Texas law and in accordance with the terms of the Partnership Agreement, Tax Counsel has concluded that the partnership will more likely than not be treated as a partnership for federal tax purposes and not as an association taxable as a corporation.


GENERAL PRINCIPALS OF PARTNERSHIP TAXATION


         Assuming the Partnership is treated as a partnership for tax purposes, each Limited Partner will report on his federal income tax return his distributive share of each item of Partnership income, gain, loss, deduction and credit, if any. Each Partner's distributive share of such items will be determined in accordance with the allocations made in the Partnership Agreement, provided such allocations are recognized for federal income tax purposes. Each partner will be subject to tax on his distributive share of Partnership income even if no cash is distributed. The amount of any loss or deduction which a Partner may utilize in computing his federal income tax liability is limited to his adjusted basis. Additionally, in the case of individuals and certain closely held corporations, losses will also be limited to the amount "at risk" and the amount of income and loss from other passive activities.

         Limited Partners are required to report Partnership items on their individual returns in the same manner as the items were treated on the Partnership return. If a Limited Partner chooses to report an item inconsistently, the Limited Partner must give notice to the Service that he is reporting the item inconsistently.

         The receipt of a cash distribution from the Partnership by a Limited Partner in respect of, but not in liquidation of, his Units generally will not generate the recognition of gain or loss for federal income tax purposes except to the extent that the cash distribution exceeds the Limited Partner's basis in his Unit. Cash distributions will reduce a Limited Partner's basis and amounts "at risk" by the amount of the cash distribution. To the extent that a cash distribution is in excess of basis, the gain recognized will be taxable in accordance with the rules discussed below which govern the sale of Units.

         Each potential investor must be mindful that partnership information returns are audited more frequently by the Service than individual returns. The Partnership will claim all deductions for federal income tax purposes which it reasonably believes it is entitled to claim. However, there can be no assurance that such deductions will not be contested or, if contested, will not be disallowed by the Service. Final disallowance or reallocation of any claimed deductions could adversely affect the Partners. Although the Partnership does not intend to take an aggressive position on any issue, an audit of any deduction is entirely possible. Such an audit could result in an audit of a Partner's tax return in which items in addition to Partnership items would be examined by the Service.



         The remaining summary of federal income tax consequences in this Section assumes that the Partnership will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

         The General Partner will not create any market for the resale of Units nor will the Partnership be listed on any trading exchange. However, there are certain secondary markets in which similar registered limited partnership interests do trade and trading of Units in those markets could take place even without any actions by the General Partner. If trading of Units in the Partnership were to rise above safe harbor limits, there may be negative tax consequences to the Partnership and Limited Partners. If the Partnership is classified as a "publicly traded partnership" and 90% of more of its income is not considered "qualifying income" the Partnership will be taxable as a corporation (see "Partnership Status Generally" above). If the Partnership is classified as a publicly traded partnership and 90% of more of its income is "qualifying income", while avoiding being treated as a corporation, the Partnership's income will be considered portfolio income rather than passive income (see "Passive Loss Limitations" below).

         A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. On November 29, 1995, the IRS issued final Regulations (the "Section 7704 Regulations") which provide guidance in ascertaining whether a partnership is traded on an established securities market or is readily tradable on a secondary market or the substantial equivalent thereof and also set forth certain safe harbor exclusions from classification as a publicly traded partnership.

         The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof and what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The Section 7704 Regulations further provide certain safe harbors (the "secondary market safe harbors") which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits. Another safe harbor from the definition of a publicly traded partnership dealing with redemption and repurchase agreements is also provided in the Section 7704 Regulations. Unlike Notice 88-75, however, the
Section 7704 Regulations provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

         The Partnership Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable safe harbor contained in the
Section 7704 Regulations (or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS). The General Partner has represented that the Partnership will be operated strictly in accordance with the Partnership Agreement and that it will void any transfers or assignments of Units if it believes that such transfers or assignments will cause the Partnership to be treated as a publicly traded partnership under the
Section 7704 Regulations or any Regulations adopted by the IRS in the future.


         However, due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations with respect to such provisions and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the Partnership will not, at some time in the future, be deemed to be a publicly traded partnership.


         Even if the Partnership were deemed to be a publicly traded partnership, Section 7704(c) of the Code provides an exception to taxation of an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of qualifying income. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The General Partner intends to operate the Partnership in such a manner as to qualify for the 90% qualifying income exception. Investors should note, however, that even if the Partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to Limited Partners, including the treatment of net income of the Partnership as portfolio income rather than passive income.




ANTI-ABUSE RULES

         In December 1994 the IRS adopted final Regulations setting forth "anti-abuse" rules under the Code provisions applicable to partnerships, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on or after May 12, 1994, and thus would be applicable to the Partnership's activities. If any of the transactions entered into by the Partnership were to be recharacterized under these rules, or the Partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the Partners would occur as otherwise described herein. In this regard, the General Partner is not aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules to recast any of the transactions to be entered into by the Partnership or to restructure the Partnership itself.

BASIS LIMITATIONS

         A Limited Partner may not deduct his share of Partnership losses and deductions in excess of the adjusted basis of his Partnership interest determined as of the end of the taxable year. Losses which exceed a Limited Partner's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Limited Partner's adjusted basis in his Units has increased above zero. A Limited Partner's adjusted basis in his Units will include his cash investment in the Partnership along with his pro rata share of any Partnership liabilities as to which no Partner is personally liable. A Limited Partner's basis in his Units will be increased by his distributive share of the Partnership's taxable income and decreased (but not below zero) by his distributive share of the Partnership's losses. Cash distributions made to a Limited Partner will also reduce a Limited Partner's basis in his Units and, to the extent of that basis will be considered a return of capital. In the event that a Limited Partner has no remaining basis in his Units, any excess cash distributions will generally be taxable to him as gain from the sale of his Units.

PASSIVE LOSS LIMITATIONS

         The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so called "passive activities. " Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited partnership in which the taxpayer is a limited partner) and certain rental activities (including the rental of real estate). It is more likely than not that a Limited Partner's interest in the Partnership will be treated as a passive activity if such issue were challenged by the IRS, litigated and judicially decided. Accordingly, income and loss of the Partnership, other than interest or other similar income earned on temporary investments and working capital reserves (which would constitute portfolio income), will constitute passive activity income and passive activity loss, as the case may be, to Limited Partners.

         Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

         Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and
(iii) finally, any other non-passive income or gain. Regulations provide that similar undertakings which are under, common control and owned by passthrough entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific Partnership Property would be available to Limited Partners to offset non-passive income from other sources until the sale or other disposition of all Partnership Properties has been consummated or until the Unit is disposed of in a taxable transaction to an unrelated party.

         The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the Partnership were deemed to be a publicly traded partnership, Partnership losses, if any, would be available only to offset future non-portfolio income of the Partnership. In addition, if the Partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, Partnership income would generally be treated as portfolio income rather than passive income and, hence, not available to be applied against passive losses from other activities.

AT RISK LIMITATIONS

         The deductibility of Partnership losses is limited further by the "at risk" limitations in the Code. Limited Partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Partnership losses in excess of the amounts which such Limited Partners are determined to have "at risk" at the close of the Partnership's year. Generally, a Limited Partner's amount "at risk" will include the amount of his cash Capital Contribution to the Partnership. A Limited Partner's amount "at risk" will be reduced by his allocable share of Partnership losses and by Partnership distributions and increased by his allocable share of Partnership income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a Limited Partner's amount "at risk" is increased in those years.



ALLOCATIONS OF PROFIT AND LOSS

         Allocations of Net Income, Net Loss, depreciation and amortization deductions and Gain on Sale are described in this Prospectus. Investors should note in this regard that the Partnership Agreement defines the terms "Net Income" and "Net Loss" to mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and Gain on Sale.

         Generally, the Code provides that partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

         The Partnership has not received and does not intend to seek a ruling with respect to whether its allocations of profits and losses will be recognized for federal income tax purposes. The IRS may attempt to challenge the allocations of profits and losses made by the Partnership. If any such challenge were successful, Limited Partners' respective shares of taxable income or loss could be altered to the detriment of some or all of the Limited Partners.



         Regulations under Section 704(b) of the Code (the "Section 704(b) Regulations") provide complex rules for determining (i) whether allocations will be deemed to have economic effect; (ii) whether the economic effect of allocations will be deemed to be substantial; (iii) and whether allocations not having substantial economic effect will be deemed to be made in accordance with a partner's interest in the partnership.

         The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if: (i) partners' capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;
(ii) upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and (iii) the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of the partnership's taxable year.

         The Partnership Agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance (which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner), will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

         The Partnership Agreement (i) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations, (ii) provides that liquidation proceeds are to be distributed in accordance with Capital Accounts, and (iii) contains a qualified income offset provision. The qualified income offset provision in the Partnership Agreement along with limitations on allocations of Net Loss and depreciation and amortization deductions has the effect of prohibiting a Limited Partner from being allocated items of loss or deduction which would cause his Capital Account to be reduced below zero.

         Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation, is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

         With respect to the foregoing provision, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

         If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including:
(i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation.

         The Partnership Agreement: (i) provides for the determination and maintenance of Capital Accounts in accordance with the Section 704(b) Regulations; (ii) provides that liquidation proceeds will be distributed to the Partners in accordance with Capital Accounts, and (iii) contains a qualified income offset provision, and assuming the accuracy of the representations of the General Partner, including that the Partnership will be operated strictly in accordance with the terms of the Partnership Agreement and that it is anticipated that Partnership Properties will not be sold within five years of acquisition, it is more likely than not that Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partner and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement.

RISK OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS


         A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. There are no assurances that a Limited Partner will not be allocated items of Partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from the Partnership for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES


         QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE TAX ISSUES UNIQUE TO SUCH ENTITIES, INCLUDING, BUT NOT LIMITED TO, ISSUES RELATING TO CLASSIFICATION OF PARTNERSHIP ASSETS AS PLAN ASSETS, UNRELATED BUSINESS TAXABLE INCOME AND REQUIRED DISTRIBUTIONS.


         Although the General Partner has used its best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI, any person who is a fiduciary of an IRA, Keogh Plan, Qualified Plan or other tax-exempt entity (collectively referred to as "Exempt Organizations") considering an investment in the Units should be aware that if the Partnership Properties are considered debt-financed properties or Partnership indebtedness is considered acquisition indebtedness, then a portion of the income derived from ownership of Units will be be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from its ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder Trusts" below.) A tax-exempt Limited Partner (other than a charitable remainder trust) which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income.

         Acquisition indebtedness includes: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition of improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         The Partnership will under no circumstances incur indebtedness to acquire Partnership Properties. The Partnership's authority to incur indebtedness thereafter may be exercised only in limited circumstances. Specifically, the General Partner has the authority to incur indebtedness (i) for Partnership operating purposes, in the event of unforeseen or unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, or (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partner may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease.


         The aggregate amount of Partnership borrowings shall at no time exceed 40% of the total purchase price of Partnership Properties. While it is the intent of the General Partner to have no borrowings, it is highly likely that any borrowings for purposes of improvements will give rise to UBTI. Whether any other borrowings would give rise to UBTI depends upon a variety of factors including the timing of the borrowings as compared to the acquisitions of Partnership Properties and the likelihood at the time of the acquisition that borrowings would be necessary.

         In the event that the Partnership did incur debt that gave rise to UBTI, the portion of income or gain from debt-financed property" that will constitute UBTI would be based upon the ratio of the "average acquisition indebtedness" to the basis of the property. In computing the portion of gain from a sale which constitutes UBTI, "average acquisition indebtedness" means the highest amount of the acquisition indebtedness with respect to such property during the 12 month period ending on the date of sale while, for determining the portion of income from sources other than a sale, "average acquisition indebtedness" means the average monthly level of acquisition indebtedness during the taxable year for the year in which such income was recognized.


           Any person who is a fiduciary of an Exempt Organization considering an investment in Units. should also consider the impact of minimum distribution requirements under the Code. The Code provides that certain minimum distributions from Retirement Plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age
70 1/2 . Accordingly, if Units are still held by Retirement Plans and Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or a Qualified Plan participant, it is likely that a distribution in kind of the Units will be required to be made, which distribution will be includable in the taxable income of said IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution in kind of the Units may be deferred beyond the date for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other Retirement Plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from Retirement Plans. No assurances can be given that Partnership Properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any Retirement Plan holding Units for the Retirement Plan to be able to avoid making a mandatory distribution in kind of Units.



INVESTMENT BY CHARITABLE REMAINDER TRUSTS

         A charitable remainder trust ("CRT") is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of income derived by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxes at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the General Partner has used its best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI. However, in the event it becomes necessary to incur indebtedness for improvement of Partnership Property any CRT Limited Partner will have UBTI income and become subject to tax on all its income. Additionally, as discussed above in "Investments by Qualified Plans and Other Tax-Exempt Entities" , it is also possible that other borrowings could give rise to UBTI. Additionally, if it was determined that the Partnership was a dealer in the Partnership Properties, its income would be UBTI, causing any CRT Limited Partner to be subject to tax on all its income.

DEPRECIATION

         It is currently anticipated that the real property improvements acquired or constructed by the Partnership and any personal property acquired by the Partnership will be depreciated for tax purposes using the Alternative Depreciation System set forth in the Code for partnerships (such as the Partnership) having both taxable and tax exempt partners. Under that Alternative Depreciation System, real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years, and personal property acquired by the Partnership will be depreciated over a recovery period of 12 years on a straight-line basis.

SYNDICATION AND ORGANIZATIONAL EXPENSES

         Expenses incurred in connection with organizing the Partnership or syndicating the Partnership must be capitalized. Syndication costs can not be recovered through amortization. However, amounts which qualify as organizational expenses may, if so elected, be amortized over 60 months.

         Code Section 709 defines organizational expenses as expenses which are
1) incident to the creation of the partnership, 2) chargeable to capital account and 3) of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life. Only expenses related to the partnership's organization which meet all three tests may be deductible. Examples of expenses which qualify as organization fees amortizable over sixty months include legal fees incident to the organization of the partnership including negotiating and preparing the partnership agreement, accounting fees for services incident to the organization of the partnership, and filing fees. Expenses connected with acquiring assets for the partnership or transferring assets to the partnership, connected with the admission or removal of partners other than at the initial organization, connected with contracts related to the operation of the partnership or connected with the syndication of the partnership do not meet the three tests and, accordingly, must be capitalized.

         Examples of nondeductible syndication expenses that must be capitalized and are not subject to amortization include brokerage fees, legal fees of the underwriter or placement agent and general partner for securities advise and for advise related to the adequacy of tax disclosures to partners, accounting fees for preparations of representations and projections to be included in the offering material, printing costs of the other selling and promotional material. Accordingly, the vast majority of the expenses connected with this offering must be capitalized and will not be subject to any recovery through depreciation, amortization or otherwise.

         There are no assurances that the IRS will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which the Partnership attempts to deduct or amortize over 60 months as organizational expenses or start up expenses.

DEDUCTIBILITY OF ACQUISITION AND ADVISORY FEES AND PROPERTY MANAGEMENT AND LEASING FEES

         The Code recognizes three types of payments made to a partner by a partnership. Those payments are (i) payments governed by Code Section 707(a) made to a partner when he is acting in a capacity other than that of a partner;
(ii) distributions made to a partner in his capacity as a partner governed by Code Section 731; and (iii) "guaranteed payments" governed by Code Section 707(c). Guaranteed payments are payments made to a partner for services or for the use of capital without regard to the income of the partnership. For purposes of determining gross income of the recipient and whether a payment is deductible or must be capitalized, guaranteed payments are viewed as having been paid to a non-partner.

         It is anticipated that the Partnership may pay the General Partner an Acquisition and Advisory Fee, a Property Supervision Fee, a Partnership Management and Investor Administration Fee, and possibly a Property Management and Leasing Fee and real estate commission on sale of Partnership Property.

         The Acquisition and Advisory Fee, the Property Supervision Fee and the Partnership Management and Investor Administration Fee are all payable to the General Partner regardless of whether the Partnership has income. All three items are calculated upon gross offering proceeds or funds expended for acquisition of Property. The Acquisition and Advisory Fee is payable ratably as properties are acquired as compensation for services related to the selection, valuation and acquisition of Partnership Properties.

         It is likely that the Acquisition and Advisory Fee will be considered a payment made to a partner acting in a capacity other than that of a partner and be considered a capital expenditure and added to the basis of the Partnership Properties. Accordingly, it will not be deductible in computing net income or loss.

         The Property Supervision Fee and the Investor Administration Fee, whether considered a guaranteed payment under Code Section 707(c) or as being made to a third party under Code Section 707(a), relates to the ongoing operations of the Partnership and should be deductible rather than capitalized. In the event that such items are not considered deductible, it is likely that and the intent of the General Partners, that they would be considered as a distribution to the General Partner, reducing the taxable income allocable to Limited Partners for tax purposes. Accordingly, in either instance, the Limited Partners would be treated the same.

         The Partnership Agreement also provides for a Property Management and Leasing Fee or real estate commission paid to the General Partner or an Affiliate in the event that such services are not provided by unrelated third parties. In the event that such fees are paid, under the terms of the Partnership Agreement, such fees are limited to the amounts that would be paid for comparable services to unrelated parties in arm's length transactions. It is anticipated that the IRS will recognize the fees as ordinary and necessary business expenses payable to a non-partner and deductible by the Partnership under Code Section 162.

         However, it is possible that the IRS could disregard the existence of the Affiliate and take the position that the Management and Leasing Fee and real estate commission is in reality a payment made to the General Partner. The IRS has held that a payment will be made without regard to income of the partnership when it is based upon a percentage of gross rental revenues. In that case, the Management and Leasing Fee or real estate commission could be viewed as a guaranteed payment made to the General Partner. However, assuming the payment is reasonable, it would be deductible by the Partnership regardless of the IRS's recharacterization.

         It is possible that the IRS could rule that the Management and Leasing Fee or real estate commission is not reasonable compensation for the services performed by the General Partner, instead the fee represents a disguised distribution from the Partnership. In that case, the management fee would not be deductible by the Partnership and taxable income would be increased accordingly. However, it is the intent in such a case that the General Partner would be allocated that increased amount of Partnership income to reflect the deemed distribution and the Limited Partners would not be impacted.

         Since the appropriate classification of fees and expenses paid by the Partnership into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the time the services are to be rendered to the Partnership, it is impossible to predict to the probable outcome if the IRS were to challenge the deductibility or the timing of deduction or amortization of those fees and expenses, if such challenge to any or all of such fees and expenses were to be litigated and judicially decided. Disallowance by the IRS of any of these fees and expenses would result in an increase in the taxable income of the Partnership and its Partners with no associated increase in Net Cash From Operations. However, as stated above, in the event any such items are deemed to be distributions to the General Partner, allocations of taxable income will be adjusted to reflect such a determination.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

         Section 183 of the Code provides for the disallowance of deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit," is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

         Based upon the investment objectives of the Partnership and the representation of the General Partner that the Partnership will be operated in a business-like manner in all material respects and in accordance with the Partnership Agreement and this Prospectus, and assuming the determination as to whether the activities of the Partnership are activities entered into for profit under Section 183 is made at the partnership level, it is more likely than not that the activities contemplated by the Partnership will be considered activities entered into for profit by the Partnership, if such issue were challenged by the IRS, litigated and judicially decided. However, the IRS may also apply Section 183 to Limited Partners notwithstanding any determination made with respect to the Partnership in this regard, and since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that
Section 183 of the Code may not be applied in the future to disallow deductions allocable to Limited Partners from Partnership operations. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

CHARACTERIZATION OF LEASES

         The Partnership has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions. The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which the Partnership is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller.

         While the General Partner will use its best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease," so that the Partnership will be treated as the owner of the property in question for federal income tax purposes, the Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. A determination by the IRS that the Partnership is not the owner of leased properties could result in substantial adverse tax consequences, including depriving Limited Partners of deductions for depreciation. In addition, if a sale-leaseback transaction is recharacterized as a financing for federal income tax purposes, any Partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the Partnership or from investments in other passive activities.



PROPERTY HELD PRIMARILY FOR SALE

         The Partnership has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. However, if the Partnership were at any time deemed for tax purposes to be a

"dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Limited Partners which are tax-exempt entities.

         Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business, must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Partnership intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The Partnership will make sales thereof only as, in the opinion of the General Partner, are consistent with the Partnership's investment objectives. Although the General Partner does not anticipate that the Partnership will be treated as a dealer with respect to any of its properties, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of judicial authority in this area, it is impossible to predict whether the Partnership will, be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

SALES OF PARTNERSHIP PROPERTIES

         Upon the sale of Partnership Properties, the Partnership will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the Partnership Property sold. The amount realized upon the sale of a Partnership Property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of Partnership Property will in general be equal to the original cost of the property less depreciation allowances allowed to the Partnership with respect to such property.

         Assuming that the Partnership is not deemed to be a dealer with respect to its properties (see "Property Held Primarily for Sale" above), such gain or loss will generally be taxable under Section 1231 of the Code. A Limited Partner's share of the gains or losses resulting from the sale of Partnership Properties would generally be combined with any other Section 1231 gains or losses realized by the Limited Partner in that year from source other than the Partnership, and the net Section 1231 gain or loss is generally treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a Limited Partner with respect to the sale of Partnership Property may exceed the cash proceeds received by such Limited Partner with respect to such sale.

SALES OF LIMITED PARTNERSHIP UNITS

         A Limited Partner may be unable to sell any of his Units. In the event that Units are sold, however, the selling Limited Partner will realize gain or loss equal to the difference between the gross sale market price or proceeds received from sale and the Limited Partner's adjusted tax basis in his Units. Assuming the Limited Partner is not a "dealer" with respect to such Units and has held the Unit for more than one year, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Limited Partner's share of the Partnership's "unrealized receivables" and "substantially appreciated inventory," as defined in Section 751 of the Code, which would be taxable as ordinary income.

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

         The dissolution and liquidation of the Partnership will involve the distribution to the Partners of the cash remaining after the sale of its assets, if any, and after payment of all the Partnership's debts and liabilities. If a Limited Partner receives cash in excess of the basis of his Units, such excess will be taxable as a gain. If a

Limited Partner were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. No loss would be recognized if a Limited Partner were to receive property other than money, unrealized receivables and substantially appreciated inventory (as defined in Section 751 of the Code). There are a number of exceptions to these general rules, including but not limited to, the effect of a special basis election under Section 732(d) of the Code for a Limited Partner who may have acquired his Partnership interest within the two years prior to the dissolution, and the effects of distributing one kind of property to some Partners and a different kind of property to others as determined under Section 751 (b) of the Code. Because it is anticipated that only cash will be distributed upon liquidation, each prospective investor should consult his own tax advisor for a more detailed explanation of the tax consequences of receipt of assets other than cash upon liquidation.

CAPITAL GAINS AND LOSSES

         Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%, while long term capital gains are currently taxed at a maximum marginal rate of 20%, except that that portion of long-term capital gain attributable to the sale or exchange of depreciable real property which constitutes recapture of depreciation will be taxed at a maximum marginal rate of 25% rather than 20% . Capital losses may generally be used to offset capital gains and, in addition, may be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return). There is no guarantee that capital gains will continue to be taxed at a lower rate than ordinary income.

ELECTION FOR BASIS ADJUSTMENTS

         Under Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though he had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not intend to cause the Partnership to make any such election on behalf of the Partnership. As a consequence, depreciation available to a transferee of Units will be limited to the transferor's share of the remaining depreciable basis of Partnership Properties, and upon a sale of a Partnership Property, taxable income or loss to the transferee of the Units will be measured by the difference between his share of the amount realized upon such sale and his share of the Partnership's tax basis in the property, which may result in greater tax liability to him than if a
Section 754 election had been made. In addition, the absence of such an election by the Partnership may result in Limited Partners having greater difficulty in selling their Units.

ALTERNATIVE MINIMUM TAX

         Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first, $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income with certain adjustments. While it is not anticipated that an investment in the Partnership will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each Limited Partner should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

         Under Section 6662 of the Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability, shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (i) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (ii) any item with respect to which the taxpayer adequately discloses on his return the relevant facts affecting the item's income tax treatment. In the case of a "tax shelter," which is defined in
Section 6662 of the Code as a partnership or other entity that has as its principal purpose the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

         Although the Partnership is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of
Section 6662 of the Code and that certain Partnership tax items could be considered tax shelter items within the meaning of Section 6662. The Regulations under Section 6662 provide that an entity will be deemed to be a tax shelter if the tax avoidance or evasion in motive exceeds all other motives. Based on the investment objectives of the Partnership, the General Partner believes there are substantial grounds for a determination that the Partnership does not constitute a tax shelter. However, because the issue is dependent upon facts relating to future Partnership operations, the acquisition and disposition of Partnership Properties and other factual determinations which are not known at this time, it is impossible to predict whether an investment in the Partnership will be considered a tax shelter for purposes of Section 6662 of the Code.

         In addition to the substantial understatement penalty, Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax (i) attributable to any substantial valuation misstatement (generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis), or (ii) attributable to negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

         Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

         The Partnership is not intended to constitute a "tax shelter." Further; the General Partner has represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Limited Partner's investment in the Partnership, determined without regard to income, will not exceed twice the amount of any such Limited Partner's investment in the Partnership as of the close of any year in the Partnership's first five calendar years.

         Based upon the authority of the Regulations under Section 6111 and the representations of the General Partner that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Partnership will not exceed 2 to 1 for any investor as of the close of any year in the Partnership's first five calendar years, it is more likely than not the Partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units.

AUDITS

         The IRS has undertaken an intensified audit program with respect to partnerships and partnership returns. An audit of the Partnership generally should not affect the Units.

           In the event of an audit of the Partnership's tax return, the General Partner will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Partners and, in certain circumstances to bind the Limited Partners to such adjustments. Although the General Partner will attempt to inform each Limited Partner of the commencement and disposition of any such audit or subsequent proceedings, Limited Partners should be aware that their participation in administrative or judicial proceedings relating to Partnership items will be substantially restricted. An audit of the Partnership could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the Limited Partners. Any such audit may result in adjustments to the tax returns of the Partnership which would require adjustments to each Limited Partner's personal income tax return and may require such, Limited Partners to pay additional taxes plus interest, compounded daily. In addition, any audit of a Limited Partner's return could result in adjustments of other items of income and deductions not related to the Partnership.

FOREIGN INVESTORS AS LIMITED PARTNERS

         As a general matter, foreign investors may purchase Units in the Partnership. A foreign investor who purchases Units and becomes a Limited Partner in the Partnership will generally be required to file a United States tax return on which he must report his distributive share of the Partnership's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the Partnership's income and gain in his country of nationality or residence or elsewhere. In addition, cash distributions of Net Cash From Operations or Sale Proceeds otherwise payable to a foreign investor from the Partnership or amounts payable upon the sale of a foreign investor's Units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Code.

FOREIGN INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE EFFECT OF BOTH THE UNITED STATES TAX LAWS AND FOREIGN LAWS ON AN INVESTMENT IN

THE PARTNERSHIP AND THE POTENTIAL THAT THE PARTNERSHIP WILL BE REQUIRED TO WITHHOLD FEDERAL INCOME TAXES FROM AMOUNTS OTHERWISE PAYABLE TO FOREIGN INVESTORS.

TAX LEGISLATION AND REGULATORY PROPOSALS


         Tax legislative, judicial and administrative changes have been made over the years that significantly impact on the Partnership's operations. Those changes have included restrictions on the transferability of limited partnership interests, restrictions on deduction of losses, increasing the scope of the alternative minimum tax, implementation of audit programs targeting limited partnerships, increased penalties on disputed tax deficiencies and registration of investment limited partnerships deemed to be tax shelters. In some cases, legislative changes have not yet been fully interpreted administratively or judicially,. There is no guarantee that during the life of the Partnership, new legislative, judicial and administrative changes will occur that will significantly alter the anticipated tax treatment of an investment in the Partnership. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted or what judicial or administrative interpretations of existing or future legislation will be made. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO HIS OWN TAX SITUATION, THE EFFECT OF ANY LEGISLATIVE, REGULATORY OR ADMINISTRATIVE DEVELOPMENTS OR PROPOSALS ON AN INVESTMENT IN UNITS IN THE PARTNERSHIP, OR OTHER POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

STATE AND LOCAL TAXES


         In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the Partnership. This Prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the Partnership may own properties or carry on activities, and each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Partnership, (ii) whether an income tax or other return must also be filed in those states where the Partnership will own properties, and (iii) whether he will be subject to state income tax withholding in states where the Partnership will own properties.


         Because the Partnership will conduct its activities and own properties in different taxing jurisdictions, an investment in the Partnership may impose upon a Limited Partner the obligation to file annual tax returns in a number of different states or localities in addition to the Limited Partner's state of residence, as well as the obligation to pay taxes to a number of different states or localities in addition to the Limited Partner's state of residence. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors, in deciding whether to make an investment in the Partnership.

         It should be noted that, many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. In the event that the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operation otherwise payable to such Limited Partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses which would likely have the effect of reducing returns to the Limited Partners. (See "RISK FACTORS.")


         EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE IMPACT OF APPLICABLE STATE AND LOCAL TAXES ON HIS PROPOSED INVESTMENT IN THE PARTNERSHIP.

                        SUMMARY OF PARTNERSHIP AGREEMENT


         The Partnership is a Texas limited partnership formed on May 17, 2002, whose General Partner is ABIC Realty Corporation, a Texas corporation. The Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") will be executed when the Registration Statement is declared effective by the SEC. The following is a summary of the material terms of the Partnership Agreement.


POWERS OF THE GENERAL PARTNER

         The General Partner has full, exclusive and complete authority and discretion in the management and control of the business of the Partnership. Limited Partners have no right or power to take part in the management of, or to bind, the Partnership.

LIABILITIES OF THE LIMITED PARTNERS

         The Partnership was organized as a limited partnership under Texas law. Investors whose subscriptions are accepted by the General Partner will be admitted as Limited Partners. Under Texas law, Limited Partners have no personal liability for Partnership debts or obligations in excess of their Capital Contributions.



OTHER ACTIVITIES OF THE GENERAL PARTNER

         The General Partner may engage in or possess interests in other business ventures of any kind for its own account, including, without limitation, the syndication, ownership or management of other real estate. It shall incur no liability to the Partnership, or to the Limited Partners, as a result of engaging in any other business or venture.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS;
NONASSESSABILITY OF UNITS

         Limited Partners are not permitted to participate in the management and control of the business of the Partnership, and may not transact any business in the name of the Partnership. Pursuant to the Partnership Agreement, each Limited Partner appoints the General Partner, with full power and substitution, as his lawful attorneys-in-fact to act in his name, place, and stead: (i) to amend the Certificate of Limited Partnership and the Partnership Agreement, including amendments necessary to properly reflect allocations of profits and losses as may be required for tax purposes; and (ii) to take any further action which, the General Partner deems necessary or advisable in connection with the foregoing.

         Units acquired by Limited Partners pursuant to the Partnership Agreement will be fully paid and non-assessable. No Limited Partner has the right to withdraw all or any portion of his Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership. No Limited Partner will be liable for any debts or obligations of the Partnership in excess of his Capital Contribution.


ANNUAL AUDITS


         Annual audits of the Partnership's affairs will be conducted by such firm of independent certified public accountants as may from time to time be engaged by the Partnership. Copies of annual audits will be provided to each limited partner.

TRANSFERABILITY OF UNITS

           There are a number of restrictions on the transferability of Units. Except for intra-family transfers and transfers by gift, inheritance or family dissolution, no Units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this Prospectus. Investors transferring less than all of their Units must transfer a number of Units such that, after the transfer, both the transferor and transferee shall own no less than the minimum number of Units required to be purchased by an investor, unless such transfer is made on behalf of a Retirement Plan, or by gift, inheritance, intra-family transfer, family dissolution or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by the General Partner, is a condition to effectiveness of a transfer. All transfers of Units must be pursuant to documentation satisfactory in form and substance to the General Partner, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the Units. Additional restrictions on transfers of Units are imposed under the securities laws of various states upon the residents of such states. Further, no Unit may be sold, assigned or exchanged if the sale of such Unit when added to the total of all other sales or exchanges of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code (dealing with transfers of 50 % or more of the outstanding interests of a partnership) unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination.

         In addition to the foregoing restrictions, the Partnership Agreement contains substantial restrictions on the transfer or assignment of Units in order to prevent the Partnership from being deemed a "publicly traded partnership." These restrictions are those described in the Section 7704 Regulations, the most significant of which prohibits the transfer during any taxable year of more than 2% of the total interest in the Partnership's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership interests representing more than 2 % of the total interest in a partnership's capital or profits. Further, the Partnership Agreement provides that any transfer or assignment of Units which the General Partner believes will cause the Partnership to be treated as a publicly traded partnership will be void ab initio and will not be recognized by the Partnership.

         An assignee of Units shall not become a substituted Limited Partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the Partnership Agreement. An assignee of Units who does not become a substituted Limited Partner shall be entitled to receive distributions attributable to the Units properly transferred to him, but shall not have any of the other rights of a Limited Partner, including the right to vote as a Limited Partner and the right to inspect and copy the Partnership's books. Assignments of Units are restricted similarly to transfers of Units.


WITHDRAWAL OF GENERAL PARTNER

          With the consent of 66 2/3 % of the Limited Partners, the General Partner may designate one of more Persons to act as additional or successor General Partner. Any voluntary withdrawal of the General Partner or the sale, transfer or assignment of some or all of the General Partner's interests would not be effective until the new General Partner had been admitted. In any such event, the Limited Partners' interests will not be affected, including, but not limited to, their interests in distributions from the Partnership. However, a Limited Partner's limited right to transfer his interest may be further limited to the extent that the transfer, when added to a transfer by the General Partner in the same tax year, would cause a deemed termination of the Partnership under Code Section 708 or would cause the Partnership to be classified as a "publicly traded partnership".


PARTNERSHIP BORROWING

         The General Partner is prohibited from borrowing to finance the acquisition, construction or ownership of the Partnership's Properties. However, the Partnership may incur debt for the following limited purposes: (a) in the event of unforeseen circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are insufficient for operating purposes; and (b) in order to finance property improvements, when the General Partner deems such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property or to make a particular property more attractive for sale or lease. The aggregate amount of Partnership borrowings at any given time may not exceed 40% of the total purchase price of Partnership Properties.

DISSOLUTION AND TERMINATION


         The Partnership is to continue until December 31, 2030, but may under certain circumstances be dissolved earlier as provided in the Partnership Agreement. (Article VI.) The Partnership will be dissolved upon: (a) the sale or disposition of all interests in real property and other assets of the Partnership; (b) the effective date of the occurrence of an Event of Withdrawal of the General Partner unless, however, within 120 days from such event, 66 2/3% interest of the Limited Partners elect to continue the business of the Partnership and elect a new general partner; or (c) the happening of any other event causing the dissolution of the Partnership under the laws of Texas.


         In addition to the foregoing events, the General Partner may also terminate the Offering, compel a termination and dissolution of the Partnership, or restructure the Partnership's affairs, upon notice to all Limited Partners but without the consent of any Limited Partner, if upon the advice of counsel to the Partnership, either (a) the Partnership's assets constitute "Plan Assets," as such term is defined for purposes of ERISA, or (b) any of the transactions contemplated in the Partnership Agreement constitute "prohibited transactions" under ERISA.

         In the event the Partnership is dissolved, the assets of the Partnership shall be converted to cash. The General Partner shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of Partnership assets and to collect any other outstanding debts. All cash on hand shall be distributed first to creditors to satisfy debts and liabilities of the Partnership other than loans or advances made by Partners to the Partnership, including the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Partnership. Any remaining cash will then be used to repay loans or advances made by any of the Partners to the Partnership and to pay any fees due the General Partner. The balance, if any, shall be distributed among the Partners in accordance with the positive balance in their Capital Accounts as of the date of distribution. Upon completion of the foregoing distributions, the Partnership shall be terminated.

                          DISTRIBUTIONS AND ALLOCATIONS


DISTRIBUTIONS OF NET CASH FROM OPERATIONS


         Net Cash From Operations (defined in the Partnership Agreement to mean generally the Partnership's cash flow from operations after payment of all operating expenses and adjustments for reserves), if any, will be distributed in each year as follows and in the following priority:



         (i) First, to Limited Partners holding Units on a per Unit basis until they have received a 7% annual return on their Net Capital Contributions (defined in the Partnership Agreement to mean generally the amount of cash contributed to the Partnership reduced by prior distributions of net proceeds from any sale or exchange of Partnership Properties);

         (ii) Then, to the General Partner until it has received an amount equal to 25 % of the total amount thus far distributed; and then, 80% to Limited Partners holding Units and 20% to the General Partner.


                  The General Partner shall not incur any liability as a result of its determination to distribute Net Cash from Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided its determination was made in good faith and not as a result of its negligence or misconduct.


         The Partnership Agreement prohibits the General Partner from making any distributions of Net Cash From Operations out of Capital Contributions. Distributions of Net Cash From Operations will be allocated among the Limited Partners in accordance with Participating Percentages and as provided in Code
Section 706. A transferee of Units will be deemed the owner of such Units as of the first day of the quarter following the quarter during which the transfer occurred and therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs. Distributions of Net Cash From Operations will be made on a quarterly basis.

         NON-LIQUIDATING NET SALE PROCEEDS. Net Sale Proceeds (generally the net proceeds from any sale or exchange of Partnership Properties less appropriate reserves) will be distributed as follows:


         1. If there are any unpaid accrued Preferred Returns, to the Limited Partners until each Limited Partner has received all Preferred Returns due;

         2. Then, to the General Partner until it has received, aggregating all prior periods distributions, distributions totally 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions;

         3. To the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions hereunder equal to its Net Capital Contribution at the beginning of the quarter;

         4. Then, to the General Partner until the General Partner has received distributions totaling 100% of its Net Capital Contributions;


         5. Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partner.


         LIQUIDATION PROCEEDS. Upon liquidation, the Partnership shall convert all assets to cash and pay all debts and liabilities other than indebtedness to the General Partner and adequate reserves shall be established as deemed necessary by the General Partner. Thereafter proceeds shall be distributed as follows:

         1. If there are any unpaid accrued Preferred Returns, to the Limited Partners until each Limited Partner has received all Preferred Return due;

         2. Then, to the Limited Partners until each Limited Partner has received distributions equal to his Net Capital Contribution at the beginning of the quarter.

         3.       Then, to repay any Partnership debt owed to the General
                  Partner;

         4. Then, to the General Partner until it has received, aggregating all prior periods distributions, distributions totally 25% of the Preferred Return paid to the Limited Partners, aggregating all prior periods distributions;

         5. Then pro rata in accordance with Capital Accounts until Capital Accounts have a zero balance, and then 80% to the Limited Partners and 20% to the General Partner. The distributions in accordance with Capital Accounts are determined after Gain on Sale in excess of depreciation deductions has been allocated 80% to Limited Partners and 20% to General Partner and gain equal to prior period depreciation deductions has been allocated to the respective Limited Partner that was allocated the deduction.


         Potential investors should be aware that their share of distributions of Sale Proceeds may be less than their Net Capital Contributions unless the Partnership's aggregate Sale Proceeds are sufficient to fund the amount required to repay aggregate Net Capital Contributions to all Limited Partners.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

         Funds not expended, committed or reserved for working capital purposes by the later of the fourth anniversary of the effective date of the Registration Statement or three years after the termination of the Offering will be returned proportionately to Limited Partners. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of Partnership Properties with respect to which contract agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any Partnership Property will be treated as committed whether or not any such payments are actually made.

PARTNERSHIP ALLOCATIONS

         Partnership allocations are as follows:


         NET INCOME. The Partnership's Net Income (defined generally as the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and any net gain on the sale of assets) will be allocated each year in the same proportions, and to the extent that, Net Cash From Operations is distributed or deemed distributed to the Partners. To the extent the Partnership's Net Income in any year exceeds Net Cash From Operations, such excess Net Income will be allocated 80% to Limited Partners holding Units during such year and, 20% to the General Partner.


         NET LOSS, DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS. Deductions for depreciation, amortization and cost recovery and the Partnership's Net Loss (defined generally as the net loss of the Partnership for federal income tax purposes, but excluding all, deductions for depreciation, amortization and cost recovery) for each fiscal year will be allocated as follows:

         1. 99% to Limited Partners holding Units during such year and 1% to the General Partner until each such Partner's Capital Account (defined generally as the sum of Capital Contributions and income allocated to a Partner less the sum of distributions paid and losses allocated to a Partner) of all such Partners are reduced to zero;


          2. Thereafter, all such deductions will be allocated to the General Partner, who, at that time, would be the only Partner having any economic risk of loss.


         GAIN ON SALE. Gain on Sale (defined generally as the net taxable income or gain from all sales or exchanges of Partnership Properties during the fiscal year) will be allocated first, pursuant to the qualified income offset provision contained in the Partnership Agreement, if applicable, then, to Partners having negative capital accounts, if any, until negative capital accounts have been restored to zero, then to the Limited Partners and General Partner pro rata in amounts equal to the deductions for depreciation and amortization allocated to each such partner in connection with the specific Partnership Property and thereafter, 80% to the Limited Partners and 20% to the General Partners.

         The Partnership Agreement contains a "qualified income offset" provision which provides that in the event that any Partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a Limited Partner which would cause his Capital Account to become negative (which would occur in the event that the aggregate amount of losses allocated and cash distributed to such Limited Partner exceeded the sum of his Capital Contributions plus any income allocated to him) or, in the event such allocation or distribution did cause his Capital Account to become negative, such Limited Partner would be allocated income or gain in an amount necessary to bring his Capital Account back to zero.

         THE QUALIFIED INCOME OFFSET PROVISION MAY RESULT IN INCOME BEING SPECIALLY ALLOCATED TO LIMITED PARTNERS EVEN IN A FISCAL YEAR WHEN THE PARTNERSHIP HAS A NET LOSS FROM OPERATIONS OR FROM THE SALE OF PROPERTY.

         Income, losses and distributions of cash relating to Units which are acquired directly from the Partnership during the Offering will be allocated among the Limited Partners on a pro rata basis based on the number of days such Units have been owned by such Limited Partner.




                              REPORTS TO INVESTORS


         Within 75 days after the end of each fiscal year of the Partnership, the General Partner will deliver to each Limited Partner and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which Partnership Properties are located. Within 120 days after the end of the Partnership's fiscal year, the General Partner will deliver to each Limited Partner and any assignee an annual report which includes financial statements of the Partnership, audited by independent certified public accountants. and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the Partnership, a cash flow statement, a statement of changes in Partners' capital, and any materials required to be filed with the Securities and Exchange Commission.

         For as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of the Partnership's fiscal year an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement.



         The Partnership will distribute annually to Limited Partners a report on the estimated value of each Unit. Such estimated value will be based upon annual appraisals of Partnership Properties performed by the General Partner and not by an independent appraiser. The General Partner is, however, required to obtain the opinion of an independent third party that its estimate of the value of each Unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the Offering of Units terminates, the value of the Units will be deemed to be their initial purchase price of $10.00, and no valuation of Partnership Properties will be performed.


                              PLAN OF DISTRIBUTION


         This Prospectus relates to the offering of Units of Limited Partnership Interest in ABIC Realty Fund I, L.P. A minimum of 10,000 Units and a maximum of 4,000,000 Units are being offered to the public through registered broker-dealers which are members of the National Association of Securities Dealers, Inc.. The Units are being offered at a price of $10.00 per Unit on a "best efforts" basis (which means generally that the broker-dealers will be required to use only their best efforts to sell the Units and have no firm commitment or obligation to purchase any of the Units). The Partnership does not plan to pay any referral or similar fees in connection with the distribution of the Units.

         Payment for Units should be made by check payable to ABIC Realty Fund I, L.P. Subscriptions will be effective only upon acceptance by the General Partner, and the General Partner may reserve the right to reject any subscription in whole or in part.

         Subscription proceeds will be placed in an interest-bearing account until such subscriptions aggregating at least $100,000 have been received and accepted by the General Partner (the "Minimum Offering"). Subscription proceeds will be invested in obligations of, or obligations guaranteed by, the United States government or bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), directed by the General Partner.


         If the Minimum Offering has not been received and accepted by 180 days after the affective date of the Offering, this Offering will be terminated. No later than fifteen business days after termination of the Offering, the General Partner will refund and return all monies to subscribers. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.


         Initial subscribers may be admitted to the Partnership and the payments transferred from escrow to the Partnership at any time after the Partnership has received and accepted the Minimum Offering. Certain states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this Prospectus.


         The Offering will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) March 31, 2004 or
(ii) the date on which all $40,000,000 in Units of ABIC Realty Fund I, L.P. have been sold.


                           SUPPLEMENTAL SALES MATERIAL

         In addition to this Prospectus, the Partnership may utilize certain sales material in connection with the Offering of the Units, although such material may only be used when accompanied by or preceded by the delivery of this Prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this Offering, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

         The Offering of Units in the Partnership is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement or as forming the basis of the Offering of the Units.



                                  LEGAL MATTERS


         Certain matters relating to the legality of the Units will be passed upon by Alice A. Waters, Attorney, Waxahachie, Texas. The discussion of the federal income tax considerations relating to the Units has been passed upon by Julia Swisher, Attorney, Austin, Texas.

                                     EXPERTS


         The financial statements of ABIC Realty Fund I, L.P. included in this Prospectus have been audited by Tyson Hopkins, independent certified public accountant, Oklahoma City, Oklahoma. These financial statements as well as his report have been included in reliance upon the report and authority of such firm as an expert in auditing and accounting.


                             ADDITIONAL INFORMATION


         The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission. Copies of the Registration Statement and exhibits, as well as periodic reports and information filed by Partnership, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at offices of the Commission without charge, at the SEC's Public Reference Room in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the SEC's Public Reference Room by calling 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information with regard to registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.


                                    GLOSSARY

         The following are definitions of certain terms used in this Prospectus and not otherwise defined herein in the Partnership Agreement:

         "ABIC REALTY CORPORATION" means ABIC Realty Corporation, a Texas corporation, which is the General Partner of the Partnership.

         "ACQUISITION EXPENSES" means expenses incurred in connection with the selection and acquisition of properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel, communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance and other miscellaneous costs and expenses relating to the selection and acquisition of properties.

         "ACQUISITION FEES" means the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the Partnership, including Acquisition and Advisory Fees payable to the General Partner , real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, any other fees of a similar nature, however designated, except development fees and construction fees paid a person not affiliated with the Sponsor in connection with the actual development or construction of a Real Estate Property.

          "AFFILIATE" means (i) any person directly or indirectly controlling, controlled by or under common control with the General Partner, (ii) any person owning or controlling 10% or more of the outstanding voting securities of the General Partner, (iii) any officer, director or partner of the General Partner, and (iv) if such other person is officer, director or partner, any company for which such person acts in any such capacity.

         "CAPITAL ACCOUNT" means the account established for each Partner pursuant to the Partnership Agreement. Each Partner's Capital Account shall be determined in accordance with Treasury Regulations Section 1.704-1(b). Capital Accounts generally will be adjusted as follows. Each Partner's Capital Account shall be credited with: (i) the amount of the cash contributed to the Partnership by distributive share of Partnership income and gain; and each Partner's Capital Account shall be debited with: his distributive share of Partnership losses and deductions or items thereof; and (iv) the cash distributed to him.


         "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partner, the aggregate amount of cash contributed by the General Partner to the Partnership, and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

         "CASH FLOW" means cash funds from operations of the Partnership, including without limitation rental income, interest and other investment income, but excluding Capital Contributions, and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements, but not including any proceeds from the sale, exchange or other disposition of Partnership Property.


         "CODE" means the Internal Revenue Code of 1986, as amended.

         "GAIN ON SALE" means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Partnership asset after netting losses from such sales or exchanges against the gains from such transactions.


         "INVESTMENT IN PROPERTIES" means the amount of Capital Contributions actually paid or allocated to the purchase or improvement of properties acquired by the Partnership, including the purchase of properties, working capital reserves allocable thereto and other cash payments such as interest and taxes.

         "IRA" means an Individual Retirement Account established pursuant to
Section 408 of the Code.

         "LIQUIDATING DISTRIBUTIONS" means the funds available for distribution from net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sales, exchanges, condemnations, eminent domain takings, casualties, other dispositions or liquidations, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, and (iii) any amounts set aside as reserves which General Partner in its sole discretion may deem necessary or desirable.


         "MINIMUM OFFERING" means the receipt and acceptance by the General Partner of subscriptions aggregating at least $100,000 in offering proceeds.


         "NET CAPITAL CONTRIBUTION" means, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital or by distributions to such Partner of Non-liquidating Net Sale Proceeds and Liquidating Distributions which are returns of capital.


         "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership, including, but not limited to, payments for property supervision, management, leasing and all other costs of properties and partnership operation.

         "NET INCOME" or "NET LOSS" means the net income or loss realized or recognized by the Partnership in a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and Gain on Sale.

         "NET WORTH" means, except where otherwise provided herein, the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such as to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.


         "NON-LIQUIDATING NET SALE PROCEEDS" means the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (i) the payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, sale or other disposition, including estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.


         "OFFERING" means the offering and sale of the Units pursuant to the terms and conditions of the Prospectus.

         "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising and out of pocket expenses.


         "PARTNERS" means, collectively, the General Partner and the Limited Partners.

         "PARTNERSHIP" means ABIC Realty Fund I, L.P., the Texas limited partnership which is organized pursuant to the Partnership Agreement.

         "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of ABIC Realty Fund I, L.P.

         "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" or "PROPERTY" means any and all land and improvements as may be purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

         "PREFERRED RETURN" shall mean the 7% per annum cumulative but non-compound return on Limited Partners' Net Capital Contributions which is distributed to Limited Partners quarterly prior to any distributions to the General Partner and prior to any distributions that are allocated 20% to the General Partner and 80% to the Limited Partners, said Preferred Return being calculated quarterly on the basis of the Net Capital Contribution at the beginning of the quarter the distribution is being made.

         "PROPERTY MANAGEMENT AND LEASING FEE" means the fee payable for day-to-day professional property management and leasing services rendered in connection with the Partnership Properties.

         "QUALIFIED PLAN" means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

         "REGISTRATION STATEMENT" means the Registration Statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

         "RETIREMENT PLANS" means Individual Retirement Accounts ("IRAs") established under Section 408 of the Code and Qualified Plans.

         "SALE PROCEEDS" means, collectively, Non-liquidating Net Sale Proceeds and Liquidating Distributions.


         "SPONSOR" means any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in founding or organizing, wholly or in part, the Partnership, either alone or in conjunction with one or more other Persons, other than an outside accountant or attorney acting as such and receiving arm's-length compensation, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such person, other than a person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (iv) has a substantial number of relationships and contacts with the Partnership, (v) possesses significant rights to control Partnership Properties, (vi) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (vii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership. Based upon the foregoing, Sponsors of the Partnership include the General Partner.


         "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

         "UNIT" means a Unit of limited partnership interest held by a Limited Partner.

         "UNUSED CAPITAL CONTRIBUTIONS" means so much of the Capital Contributions of Partners which are not required to acquire property and improvements thereon with respect to which contracts, agreements in principle or letters of understanding have been executed within the later of four years following the effective date of the Registration Statement or three years after the termination of the Offering of the Units.

                           [TYSON HOPKINS LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT



To ABIC Realty Fund I, L.P.

I have audited the accompanying balance sheet of ABIC Realty Fund I, L.P. (a Texas Limited Partnership and developmental stage enterprise, the "Partnership") as of November 8, 2002, and the related statement of changes in partner's capital for the period from Partnership formation on May 17, 2002 through November 8, 2002. These financial statements are the responsibility of the Partnership. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ABIC Realty Fund I, L.P. as of November 8, 2002, and the changes in partner's capital for the period from Partnership formation on May 17, 2002 through November 8, 2002 in conformity with generally accepted accounting principles.

TYSON HOPKINS
Certified Public Accountant

Oklahoma City, Oklahoma
November 15, 2002

                            ABIC REALTY FUND I, L.P.
         (a Texas Limited Partnership and development stage enterprise)


                                  BALANCE SHEET
                             As of November 8, 2002

                                     ASSETS


CURRENT ASSETS
     Cash and cash equivalents                                            $   11,100
     Capitalized offering costs                                               71,000
                                                                          ----------

TOTAL ASSETS                                                              $   82,100
                                                                          ==========

                       LIABILITIES AND PARTNERSHIP CAPITAL

COMMITMENTS (Notes B and C)

LIABILITIES
     Due to General Partner, ABIC Realty Corporation                      $   81,800

PARTNERSHIP CAPITAL
     Initial General Partner Capital                                           1,000
     Initial Limited Partner Capital, $10 per unit, 4,000,000
          units authorized, 10 units issued and outstanding                      100
     Loss resulting from write-off of organization cost                         (800)
                                                                          ----------
                    Total Partnership Capital                                    300
                                                                          ----------

TOTAL LIABILITIES AND PARTNERSHIP CAPITAL                                 $   82,100
                                                                          ==========

                 See accompanying notes to financial statements

                            ABIC REALTY FUND I, L.P.
         (a Texas Limited Partnership and development stage enterprise)


                    STATEMENT OF CHANGES IN PARTNER'S CAPITAL
     For the period from formation on May 17, 2002 through November 8, 2002


                                                               Initial
                                             Initial           Limited
                                             General           Partner         Current
                                             Partner           Capital          Year
                                             Capital         (10 Units)         Loss              Total
                                            ---------        ----------       ---------         ---------
Balance Prior to
     Formation on May 17, 2002                      0                0                0                 0

June 2002, Initial Capital                  $   1,000        $     100                0         $   1,100

Write-off of organization cost                      0                0             (800)             (800)
                                            ---------        ---------        ---------         ---------
Balances, November 8, 2002                  $   1,000        $     100        $    (800)        $     300
                                            =========        =========        =========         =========

                 See accompanying notes to financial statements

                            ABIC REALTY FUND I, L.P.
        (a Texas Limited Partnership and developmental stage enterprise)


                          NOTES TO FINANCIAL STATEMENTS

NOTE A - DESCRIPTION OF BUSINESS

                                     General

ABIC Realty Fund I, L.P. (the "Partnership") was formed on May 17, 2002 as a Texas Limited Partnership to purchase and operate a portfolio of income producing real estate properties that: (i) pay quarterly cash distributions to its investors at an increasing rate over time, that for taxable investors may be partially free from current taxation; and (ii) increase in value over time. (the "Properties") No assurance can be given that these business objectives will be attained. The General Partner of the Partnership is ABIC Realty Corporation, a Texas corporation. The Partnership has filed a Registration Statement with the Securities and Exchange Commission and various state security boards with respect to its offering of up to $40,000,000 of Limited Partnership Units (the "Units") (4,000,000 units at $10 per unit). Upon completion of the review process of the various federal and state regulatory authorities the Partnership will at that time begin the Limited Partnership Unit offering. Thereafter, the Partnership will initiate its principal business operations only after a minimum of $100,000 in Unit subscriptions is received.

The Partnership's fiscal year will end on December 31.

DEVELOPMENTAL STAGE ENTERPRISE

The Partnership is considered to be in the "developmental stage" as substantially all of its efforts have been expended in establishing the new business and planned principal operations have not commenced. The Partnership has received no revenues and incurred no expenses since inception except for write-off of organization costs in the amount of $800. Accordingly, statements of income and cash flows are not material and are not included herein.

NOTE B - SALE OF LIMITED PARTNERSHIP UNITS

The Partnership plans to offer on a "best efforts basis" up to $40,000,000 of Limited Partnership Units. The Units will be offered though licensed broker-dealers. The broker-dealers will be paid commissions equaling 7.5% of the proceeds of the Unit sale and up to 1% of the gross offering proceeds for non-accountable expenses. The Partnership will pay to the General Partner 6% of the Unit proceeds to reimburse registration, legal, accounting, printing, marketing and other out-of-pocket expenses as well as general, administrative and overhead expenses borne by the General Partner in connection with the offering and organization of the Partnership. The remainder of the Limited Partner Unit sale proceeds will be used to purchase commercial real estate properties, acquired on an all-cash basis. ABIC Realty Fund I, L.P. will conduct its business pursuant to a limited partnership agreement. Investor subscription funds are to be held in an escrow bank account until $100,000 in subscriptions have been received by the Partnership.

NOTE C - RISKS AND UNCERTAINTIES

Limited Partnership Investors will incur various risks and uncertainties including, but not limited to, all market risks generally associated with real estate investments and concentration of assets since the Partnership will invest only in commercial real estate properties and all Properties are expected to be located in urban and suburban areas of southern and southwestern United States. Limited Partners have limited voting rights and must rely on the General Partner, who will have full responsibility for the management of the Partnership. The number of properties that the Partnership will acquire and diversification of its investments will be reduced to the extent that less than the maximum offering amount is raised. Additionally, due to certain federal income considerations liquidity of the Limited Partnership Units will be restricted.

NOTE D - RELATED PARTY TRANSACTIONS

The total General Partner Initial Capital Contribution is $1,000. Additionally, as of October 10, 2002 the General Partner has advanced cash to the Partnership of $10,000 which may be used in the future to pay incidental expenses of the partnership. All offering and organization costs have been paid by the General Partner and if the offering is successfully completed, the Partnership will pay 6% of the proceeds of the offering to the General Partner as described in Note
B. Partnership offering and organization costs paid by the General Partner prior to November 8, 2002 are approximately $72,000. Offering costs have been recorded as a liability and capitalized as an asset on the balance sheet of the Partnership. Organization costs of $800 have been expensed in 2002. The Partnership and its Properties will be managed and administrated on behalf of the Partnership by the General Partner. Fees to be paid to the General Partner have not been negotiated on an arms length basis. The General Partner intends to contract a portion of its duties to qualified third-party property managers and real estate brokers.

                           [TYSON HOPKINS LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT



To ABIC Realty Corporation:

I have audited the accompanying balance sheet of ABIC Realty Corporation (a Texas Corporation and developmental stage enterprise, the "Company") as of November 8, 2002. The balance sheet is the responsibility of the Company. My responsibility is to express an opinion on the balance sheet based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ABIC Realty Corporation as of November 8, 2002, in conformity with generally accepted accounting principles.

TYSON HOPKINS
Certified Public Accountant

Oklahoma City, Oklahoma
November 15, 2002

PURCHASERS OF LIMITED PARTNERSHIP UNITS OF ABIC REALTY FUND I, L.P. WILL NOT RECEIVE ANY INTEREST IN THE GENERAL PARTNER, ABIC REALTY CORPORATION.


                             ABIC REALTY CORPORATION


                                  BALANCE SHEET
                             As of November 8, 2002

                                     ASSETS

Cash                                                                      $    218,200
Amounts advanced to and on behalf of ABIC Realty Fund I, L.P.                   81,800
                                                                          ------------

TOTAL ASSETS                                                              $    300,000
                                                                          ============

                              STOCKHOLDERS' EQUITY

Common stock, $1 par, 100,000 shares authorized, issued
     and outstanding                                                      $    100,000
Additional paid in capital                                                     200,000
                                                                          ------------

TOTAL STOCKHOLDERS' EQUITY                                                $    300,000
                                                                          ============

                     See accompanying notes to balance sheet

PURCHASERS OF LIMITED PARTNERSHIP UNITS OF ABIC REALTY FUND I, L.P. WILL NOT RECEIVE ANY INTEREST IN THE GENERAL PARTNER, ABIC REALTY CORPORATION.


                             ABIC REALTY CORPORATION


                             NOTES TO BALANCE SHEET

1.       HISTORY AND OPERATIONS

         ABIC Realty Corporation, a Texas Corporation (the "Company"), was incorporated on February 1, 2000. The Company was formed to facilitate formation, funding, management, operations and administration of investment entities to be formed to purchase commercial real estate properties and/or initiate mortgage loans secured by commercial real estate properties. The only activity of the company has been certain formation and pre-offering planning for an offering of limited partnership units of ABIC Realty Fund I, L.P. (the "Partnership"). The Company is the General Partner of the Partnership and to date the principal business activities of the Company and the Partnership have been as follows:

                  ABIC Realty Fund I, L.P.

                  ABIC Realty Fund I, L.P. was formed in May 2002 as a Texas Limited Partnership to purchase and operate a portfolio of income producing real estate properties that: (i) pay quarterly cash distributions to its investors at an increasing rate over time, that for taxable investors may be partially free from current taxation; and (ii) increase in value over time. (the "Properties") The Partnership has filed a Registration Statement with the Securities and Exchange Commission and various state security boards with respect to its offering of up to $40,000,000 of Limited Partnership Units (the "Units"). Upon completion of the review process of the various federal and state regulatory authorities the Partnership will at that time begin the Limited Partnership Unit offering. The Units will be offered though licensed broker-dealers on a best efforts basis. The Partnership will pay to the General Partner 6% of the Unit proceeds to reimburse registration, legal, accounting, printing, marketing and other out-of-pocket expenses as well as general, administrative and overhead expenses borne by the General Partner in connection with the offering and organization of the Partnership.

                  The total General Partner Initial Capital Contribution to the Partnership is $1,000. Additionally, the General Partner has advanced cash to the Partnership of $10,000 as of November 8, 2002 and has paid offering and organization costs of approximately $72,000. The Partnership and its Properties will be managed and administrated on behalf of the Partnership by the General Partner. The General Partner will be paid management and administration fees by the Partnership. The Company's advances to the Partnership for offering and organization costs will be repaid to the Company only if the offering is successful.

PURCHASERS OF LIMITED PARTNERSHIP UNITS OF ABIC REALTY FUND I, L.P. WILL NOT RECEIVE ANY INTEREST IN THE GENERAL PARTNER, ABIC REALTY CORPORATION

2.       DEVELOPMENTAL STAGE ENTERPRISE

         The Company is considered to be in the "developmental stage" as substantially all of its efforts have been expended in establishing the new business and planned principal operations have not commenced. The Company has received no revenues and incurred no expenses since inception.

3.       STOCKHOLDERS EQUITY

         The Company is closely held and has been initially capitalized with $300,000 in cash. Stockholder's equity at November 8, 2002 includes 100,000 shares of $1 par value common stock authorized, issued and outstanding and $200,000 of additional paid in capital.

                                    EXHIBIT A

                     FORM OF AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                            ABIC REALTY FUND I, L.P.

                            ABIC REALTY FUND I, L.P.

                   TABLE OF CONTENTS TO PARTNERSHIP AGREEMENT



I        FORMATION                                                                          A - 2

II       NAME                                                                               A - 2

III      DEFINITIONS                                                                        A - 2

IV       BUSINESS                                                                           A - 7

V        NAMES AND ADDRESSES OF PARTNERS                                                    A - 7

VI       TERM                                                                               A - 8

VII      PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT                               A - 8

VIII     CAPITAL CONTRIBUTIONS                                                              A - 8

IX       DISTRIBUTIONS                                                                      A - 10

X        ALLOCATIONS                                                                        A - 12

XI       MANAGEMENT OF THE PARTNERSHIP                                                      A - 15

XII      SERVICES TO PARTNERSHIP BY GENERAL PARTNER                                         A - 20

XIII     TRANSACTIONS BETWEEN GENERAL PARTNER AND THE PARTNERSHIP                           A - 21

XIV      INDEPENDENT ACTIVITIES OF PARTNERS                                                 A - 21

XV       BOOKS, REPORTS, FISCAL AND TAX MATTERS                                             A - 22

XVI      RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS                                     A - 23

XVII     WITHDRAWAL OF GENERAL PARTNER;
         ASSIGNABILITY OF PARTNER'S PARTNERS' INTEREST                                      A - 23

XVIII    LOANS TO PARTNERSHIP                                                               A - 26

XIX      POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS                                A - 26

XX       DISSOLUTION AND TERMINATION OF THE PARTNERSHIP                                     A - 28

XXI      DISTRIBUTION ON TERMINATION OF PARTNERSHIP                                         A - 29

XXII     GENERAL PROVISIONS                                                                 A - 30

                          FORM OF AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            ABIC REALTY FUND I, L.P.


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the_____ day of _________, 2002, by ABIC REALTY CORPORATION, a Texas corporation, as the General Partner, and Settlers Capital Corporation, an Oklahoma corporation, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

         WHEREAS, on May 17, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Texas, pursuant to which the General Partner and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Texas Revised Limited Partnership Act, (the "Act"); and


         WHEREAS, the parties hereto desire to amend, restate and supersede in its entirety the original partnership agreement pursuant to the terms and provisions of this Amended and Restated Agreement of Limited Partnership;


         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, and the limited partnership agreement of the Partnership shall hereafter be restated and amended in its entirety, as follows:

                                    ARTICLE I

                                    FORMATION

         The General Partner has executed and filed a Certificate of Limited Partnership dated May 17, 2002 with the Secretary of State of the State of Texas in accordance with the provisions of Section 2.01 of the Act, pursuant to which the parties hereto have previously formed the Partnership.

                                   ARTICLE II

                                      NAME

         The business of the Partnership shall be conducted under the name of "ABIC REALTY FUND I, L.P." or such other name as the General Partner shall hereafter designate in its discretion from time to time.

                                   ARTICLE III

                                   DEFINITIONS

         "ABIC REALTY CORPORATION" shall mean ABIC Realty Corporation, a Texas corporation, as the General Partner.


         "ABIC REALTY FUND I, L.P." shall mean ABIC Realty Fund I, L.P., a Texas limited partnership, the "Partnership".

         "ACT" shall mean the Texas Revised Limited Partnership Act.

         "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.


         "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partner or its Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, nonrecurring management fees, or any other fees of a similar nature, however designated.


         "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partner or its Affiliates for performing acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

         "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.


         "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with the General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of the General Partner, (c) any officer, director or partner of the General Partner, and (d) if such other Person is an officer, director or partner, of any company for which the General Partner acts in any such capacity.

         "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.


         "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

         "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner.

         "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partner, the aggregate amount of cash contributed by the General Partner to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

         "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation rental income, interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements but not including any proceeds from the sale, exchange or other disposition of Partnership Property.

         "CERTIFICATE" shall mean the Certificate of Limited Partnership filed by the General Partner with the Secretary of State of Texas dated May 17, 2002.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.




         "EVENT OF WITHDRAWAL" shall occur, as to the General Partner:

         (a) upon the dissolution, death or permanent disability of the General Partner;

         (b) if the General Partner should:

                  (i)      make an assignment for the benefit of the creditors;

                  (ii)     file a voluntary petition in bankruptcy;

                  (iii)    be adjudicated a bankrupt or insolvent;

                  (iv) file a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

                  (v) file an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; or

                  (vi) seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or

         (c) upon

                  (i) the filing of a certificate of dissolution of the General Partner or the revocation of the General Partner's charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter;

                  (ii) the expiration of 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or

                  (iii) the expiration of 90 days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after such an appointment.

         If an Event of Withdrawal shall occur with respect to the General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

         "EXPIRATION DATE" shall mean the date on which the Offering terminates as provided in the Prospectus.

         "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

         "GENERAL PARTNER" shall refer to ABIC Realty Corporation or any other Person or Persons who succeed it in that capacity.

         "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

         "IRS" means Internal Revenue Service.

         "INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor or General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

         "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto and other cash payments such as interest and taxes).


         "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.


         "LIQUIDATING DISTRIBUTIONS" shall mean the funds available for distribution from net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sales, exchanges, condemnations, eminent domain takings, casualties or other dispositions or liquidations, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership and (iii) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.


         "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations
Section 1.704-2(d).

         "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partner of subscriptions for Units aggregating at least $100,000 in offering proceeds.


         "MINIMUM OFFERING EXPIRATION DATE" shall be as specified in the Prospectus.


         "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc., as amended.

         "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of capital under Section 8.10 or by distributions to such Partner of Non-liquidating Net Sale Proceeds under Section 9.2(c) and (d) and Liquidating Distributions under Section 9.3(d) which are returns of capital.


         "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership, including, but not limited to, payments for property supervision, management, leasing and all other costs of Properties and Partnership operation.


         "NET INCOME" or "NET LOSS" shall mean the net income or loss realized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and Gain on Sale.

         "NON-LIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partner in its sole discretion may deem necessary or desirable.

         "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

         "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with the organization of the Partnership and the offering of Units of the Partnership, as indicated in the Prospectus.

         "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units.

         "PARTNERS" shall refer collectively to the General Partner and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

         "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

         "PARTNERSHIP PROPERTY" OR "PARTNERSHIP PROPERTIES" OR "PROPERTY" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

         "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

         "PREFERRED RETURN" shall mean the 7% per annum cumulative but non-compound return on Limited Partners' Net Capital Contributions which is distributed to Limited Partners quarterly prior to any distributions to the General Partner, said Preferred Return being calculated quarterly on the basis of the Net Capital Contribution at the beginning of the quarter the distribution is being made.

         "PROPERTY SUPERVISION FEE" shall mean the fee payable to the General Partner for supervising property management companies and leasing companies.

         "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.


         "PURCHASE PRICE" shall mean the sum of the prices paid for all Properties by the Partnership (including all Acquisition Fees, but excluding points and prepaid interest) plus all costs of improvements, (including liens and mortgages on the Properties from such improvements) if any, reasonably and properly allocable to the Properties.


         "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

         "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

         "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners.

         "SPONSOR" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in founding or organizing, wholly or in part, the Partnership, either alone or in conjunction with one of more other Persons, other than an outside accountant or attorney acting as such and receiving arm's length compensation,
(ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (iv) has a substantial number of relationships and contacts with the Partnership, (v) possesses significant rights to control Partnership Properties,
(vi) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (vii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

         "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.


         "UNIT" shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units. All Units shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and non-assessable and shall have the same rights, privileges and preferences.


                                   ARTICLE IV

                                    BUSINESS


         4.1 PURPOSE. The principal purpose of the Partnership is to acquire, own, operate, improve, lease and otherwise manage for investment purposes, a diversified portfolio of income-producing commercial or industrial properties as shall, from time to time, be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

         4.2 OBJECTIVES. The business of the Partnership shall be to purchase and operate a portfolio of real estate properties that:

                  (a) Pay cash distributions to it's investors at an increasing rate over time; and


                  (b)      Increase in value over time.

                                    ARTICLE V

                         NAMES AND ADDRESSES OF PARTNERS

         The name of the General Partner is ABIC Realty Corporation, a Texas corporation. The name of the Initial Limited Partner is Settlers Capital Corporation. The business address of the General Partner is 9520 North May Avenue, Suite 330, Oklahoma City, Oklahoma 75120. The business address of the Initial Limited Partner is 9520 North May Avenue, Suite 330, Oklahoma City, Oklahoma 75120. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                   ARTICLE VI

                                      TERM

         The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2030, unless sooner terminated as hereinafter provided.

                                   ARTICLE VII

              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT


         The principal office of the Partnership shall be 9520 North May Avenue, Suite 330, Oklahoma City, Oklahoma 75120. The General Partner may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership shall be ABIC Realty Corporation and the registered address shall be 18601 LBJ Freeway, Suite 440, Mesquite, Texas 75150.


                                  ARTICLE VIII

                              CAPITAL CONTRIBUTIONS

         8.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time. In the event there is a determination that the Agreement conflicts with the Treasury Regulations, that particular provision of the Agreement will be superseded by the Treasury Regulations.

         8.2 GENERAL PARTNER. The General Partner shall make an initial Capital Contribution of $1,000 to the Partnership.


         8.3 GENERAL PARTNER PURCHASE OF UNITS. The Capital Contributions of the General Partner, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partner to any Units. The General Partner who purchases Units shall continue, in all respects, to be treated as the General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partner or its Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.


         8.4 INITIAL LIMITED PARTNER. The Initial Limited Partner shall contribute $100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

         8.5 LIMITED PARTNER CONTRIBUTIONS. The General Partner is authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 4,000,000 Units as follows:


                  (a) Each Unit shall be issued for a purchase price of $10.00.


                  (b) Except as set forth below, the minimum purchase of Units shall be 200 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 100 Units. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.


                  (c) The General Partner may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partner within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within fifteen business days. Once accepted, such subscription amounts shall be deposited within two business days to a Partnership account.


                  (d) Each Unit sold to a subscriber shall be fully paid and non-assessable.


         8.6 ADMISSION OF LIMITED PARTNERS. No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 4,000,000 Units. Until the receipt and acceptance by the Partnership of the Minimum Offering, funds of subscribers for Units shall be held in an escrow account. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership. Subscriptions from subsequent subscribers other than Retirement Plans shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within fifteen business days. Subscriptions from Retirement Plans may be held in abeyance until such time as the acceptance of said subscription would not violate Section 8.6(a). Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

                  (a) At no time shall the aggregate interests of capital and profits of any Limited Partners who are Retirement Plans be twenty-five (25%) percent or more of the total capital and profits of the Partnership.

                  (b) No Person shall be admitted as a Limited Partner under this Offering who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partner may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.


         8.7 MINIMUM CAPITALIZATION. The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.


         8.8 ESCROW. Until subscriptions for the Minimum Offering are received and accepted by the General Partner, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds). All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection within fifteen days. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date plus interest earned, less escrow expenses shall be returned to the subscribers.

         8.9 PUBLIC OFFERING. Except as otherwise provided in this Agreement, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and is hereby authorized and directed to do all things which it deems to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partner shall determine.

         8.10 RETURN AND WITHDRAWAL OF CAPITAL.


                  (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition of specific real properties within the later of four years from the effective date of the Registration Statement or three years after the termination of the Offering (except for necessary operating expenses and any reserves) shall be distributed pro rata to the Limited Partners as a return of capital. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition or improvement of any property, whether or not any such payments are made.


                  (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

         8.11 INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any Capital Contributions.


         8.12 OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF GENERAL PARTNER. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of the General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners, as is required to establish compliance by the Limited Partners with the provisions of this Section.


         8.13 DEFICIT CAPITAL ACCOUNTS. The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts.

                                   ARTICLE IX

                                  DISTRIBUTIONS

         9.1 NET CASH FROM OPERATIONS. Net Cash From Operations for each quarter shall be distributed to the Partners as follows:

                  (a) First, to the Limited Partners until each of such Limited Partners has received distributions which, when added to prior Preferred Return distributions under this subsection and subsections 9.2(a) and 9.3(b), equal 7% per annum of his Net Capital Contribution from the date he was admitted to the Partnership through the end of said quarter. For example, if the cumulative (but not compound) 7% per annum preferred distribution to Limited Partners from the date of admission into the Partnership through the end of the quarter is $100 and $90 has previously been distributed to pursuant to this subsection and subsections 9.2 (a) and 9.3(b), then the first $10 of distributions of Net Cash From Operations shall be distributed to the Limited Partners as a Preferred Return. In the event that in any quarter the amount of such distributions is less than the Preferred Return for that quarter, the deficiency shall be accrued, but shall not itself accrue interest, and shall be paid when funds become available.


                  (b) Then, to the General Partner until it has received distributions of Net Cash From Operations, aggregating all prior periods' distributions, equal to 25% of the total distributions to Limited Partners under Subsection 9.1(a), aggregating all prior periods' distributions; and


                  (c) Thereafter, 80% to the Limited Partners on a per Unit basis, and 20% to the General Partner.

         The General Partner shall not incur any liability as a result of its determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided its determination was made in good faith and not as a result of its negligence or misconduct.

         9.2 NON-LIQUIDATING NET SALE PROCEEDS. Non-Liquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partner in its sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:

                  (a) In the event that, after distributions of Net Cash Flow from Operations for the relevant quarter, there remains any unpaid accrued 7% per annum Preferred Return, then, to the Limited Partners until each Limited Partner has received or has been deemed to have received under subsections (9.1(a), 9.2 (a) and 9.3(b), an amount equal to his Preferred Return from the date he (or the initial holder of his Units if said Units have been previously transferred) was admitted to the Partnership through the end of said quarter.


                  (b) Then, to the General Partner until it has received, aggregating all prior periods' distributions, distributions equal to 25% of the total distributions to Limited Partners under Subsection 9.2(a), aggregating all prior periods.


                  (c) To the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions hereunder equal to its Net Capital Contribution at the beginning of the quarter.

                  (d) Then, to the General Partner until the General Partner has received distributions totaling 100% of its Net Capital Contributions at the beginning of the quarter;

                  (e) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partner.

         9.3 LIQUIDATION OR DISSOLUTION. Upon liquidation or dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash shall be applied and distributed as follows:


                  (a) All of the debts and liabilities of the Partnership, except indebtedness to the General Partner, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partner in its sole discretion deems reasonably necessary or desirable, shall be made for the payment or satisfaction thereof,


                  (b) In the event that, after any distributions of Net Cash Flow from Operations for the relevant quarter, there remains any unpaid accrued 7% per annum Preferred Return, then, to the Limited Partners until each Limited Partner has received or has been deemed to have received under subsections 9.1(a), 9.2(a) and 9.3(b), an amount equal to his Preferred Return from the date he (or the initial holder of his Units if the Units have been previously transferred) was admitted to the Partnership through the end of said quarter.


                  (c) To the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions hereunder equal to its Net Capital Contribution at the beginning of the quarter

                  (d)      All indebtedness of the Partnership to the General
                           Partner.

                  (e) Then, to the General Partner until it has received distributions, aggregating all prior periods' distributions, equal to 25% of the total distributions to Limited Partners under Subsection 9.3(b), aggregating prior periods' distributions.

                  (f) After payment of all obligations as indicated in this Section, the balance of the assets of the Partnership shall be distributed pro rata in accordance with Capital Accounts after adjusting such Capital Accounts for all transactions through the date of distribution until such Capital Accounts have a zero balance, and then 80% to the Limited Partners and 20% to the General Partner.

         Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, other than debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partner or any other Limited Partner.

         9.4 DISTRIBUTION DATES. Periodic Partnership distributions will be made within 30 days after the end of each calendar quarter, or, at the discretion of the General Partner, more frequently. All distributions made to Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees thereof who are owners of record, as of the last day of the calendar quarter for which the distribution is being made (the "Allocation Date").


                                    ARTICLE X

                                   ALLOCATIONS

         10.1 NET LOSS. Net Loss for each quarter shall be allocated to the Partners as follows:

                  (a) 99% to the Limited Partners with respect to such accounting period on a per Unit basis, and 1% to the General Partner until the Capital Accounts of all such Partners have been reduced to zero;

                  (b)      Then, 100% to the General Partner.

         Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners with respect to the full year on a per Unit basis, and Net Loss of the Partnership for the full year shall be determined without regard to such interest income.


         10.2 DEPRECIATION AND AMORTIZATION. All deductions for depreciation and amortization for each applicable accounting period shall be allocated to the Partners as follows:


                  (a) 99% to the Limited Partners with respect to such accounting period on a per Unit basis, and 1% to the General Partner until the Capital Accounts of all such Partners have been reduced to zero;

                  (b)      Then, 100% to the General Partner.

         This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner's Capital Account as of the last day of such fiscal year before any allocation of depreciation and amortization deductions is made to the Partners under this Section.

         10.3 NET INCOME. Subject to the Qualified Income Offset provisions of
Section 10.5 hereof, Net Income for each quarter shall be allocated to the Partners as follows:

                  (a) To the General Partner and the Limited Partners with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

                  (b) Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 80% to the Limited Partners with respect to such accounting period on a per Unit basis, and 20% to the General Partner.

         10.4 GAIN ON SALE. Gain on Sale of a Partnership Property for each quarter shall be allocated to the Partners as follows:

                  (a) First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

                  (b) Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

                  (c) Then, to the Limited Partners and the General Partner in amounts equal to the deductions for depreciation and amortization allocated to each Partner pursuant to Section 10.2 hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

                  (d) Then, to the Limited Partners and General Partner pro rata until each Partner has been allocated an amount of gain from the sale of the Partnership Property equal to the amount of any distributions of proceeds of the sale of the Partnership Property under Sections 9.2(a), 9.2(b), 9.3(b) and 9.3(f);


                  (e) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partner.

         10.5 QUALIFIED INCOME OFFSET. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). It is the intent of the Partners that the foregoing provision constitutes a "Qualified Income Offset," as defined in Treasury Regulations Section
1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset."

         10.6 ALLOCATION AMONG LIMITED PARTNERS. Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partner, in its sole discretion.

         10.7 ITEM PRORATIONS. Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10. 3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation and amortization deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

         10.8 ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS. If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partner, in its sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that, if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partner may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partner and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section, whether or not the General Partner or the Partnership has knowledge of any transfer of ownership of any Units.

         10.9 DISPUTES. Except with respect to matters as to which the General Partner is granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).


                                   ARTICLE XI

                          MANAGEMENT OF THE PARTNERSHIP

         11.1 MANAGEMENT. The General Partner shall conduct the business of the Partnership, devoting such time thereto as it, in its sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner.

         11.2 POWERS OF THE GENERAL PARTNER. The General Partner shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and without limiting in any manner the foregoing authority:


                  (a) To do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all or any portion of the real and personal property of the Partnership, at such price or amount for cash, securities or other property and upon such other terms as the General Partner, in its sole discretion, deems proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership so long as such leases do not violate Section 11.3(n) and (o) herein; (v) to create, by grant or other, easements and servitudes;
                           (vi) to borrow money and incur indebtedness;
                           provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof, (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary; in its discretion, to operate, manage and promote the Partnership assets and business; (ix) to alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration);
                           (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partner considers either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partner, whether compensated or uncompensated by the Partnership; (xvi) to execute and file or record all instruments and documents which are deemed by the General Partner to be necessary to enable the Partnership properly and legally to do business in the State of Texas or any other jurisdiction deemed advisable (xvii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xviii) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partner, in its discretion, determines to be appropriate.


                  (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in
                           Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners:
                           (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted herein to the General Partner or its Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

                  (c) To possess and exercise, as may be required, all of the rights and powers of the general partner as more particularly provided by the Act.

                  (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. The General Partner may execute any such instruments on behalf of the Partnership.

         11.3 LIMITATIONS ON POWERS OF THE GENERAL PARTNER. The General Partner shall observe the following policies in connection with Partnership operations:

                  (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts.

                  (b) The Partnership shall not acquire unimproved or non-income producing property.


                  (c) All real property acquisitions must be supported by an appraisal that shall be prepared by a competent, independent appraiser. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

                  (d) The General Partner shall not have the authority to incur indebtedness that is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

                  (e) The General Partner shall have the authority to borrow funds (i) for Partnership operating purposes, in the event of unforeseen or unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, or (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partner may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease, provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 40% of the total purchase price of Partnership Properties.


                  (f) The completion of improvements on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances, provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth;
                           (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the construction contract price as a potential offset to such construction contract price in the event the seller does not perform in accordance with the construction contract; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

                  (g) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such contractors unless the Partnership has first received an architect's or engineer's certification as to the percentage of the project which has been completed and as to the dollar amount of the improvements then completed.


                  (h) The Partnership shall not acquire property in exchange for Units.


                  (i) The Partnership shall not obtain financing from a Limited Partner or any party affiliated with a Limited Partner.

                  (j) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed.

                  (k) The Partnership shall not invest in junior trust deeds and other similar obligations.

                  (l) The funds of the Partnership shall not be commingled with the funds of any other Person.


                  (m) The General Partner hereby agrees that it shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partner shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust.

                  (n) The General Partner shall not enter into any leases in respect of the Partnership Properties that contain provisions for determining rent that are based upon the income, receipts or other profitability of the lessee. or which constitute a lease of an entire building which, in turn, will be substantially subleased by the lessee to sub-lessees. Nor shall the General Partner enter into any lease in which the General Partner or its designee will not have significant management responsibilities unless the underlying Property, when aggregated with all other Properties subject to similar leases, constitutes less than fifty (50%) percent of the Purchase Price, fair market value and net cash flow for or from all Partnership Properties.

                  (o) The General Partner shall not list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of
                           Section 7704 of the Code, or permit any of its Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

                  (p) The General Partner shall not create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of its Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."


         11.4 EXPENSES OF THE PARTNERSHIP. Whenever possible the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partner may be paid or reimbursed for the administrative and other services, costs or expenses necessary to the operation of the Partnership and its properties.


                  (a) The Partnership shall pay all operational and administrative expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partner or its Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents;

                           (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and (F) any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partner who may be engaged to evaluate potential real estate acquisitions by or on behalf of the Partnership.


                  (b) The Partnership shall pay all accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to key employees of the General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partner deems to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith;
                           (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

                  (c) The General Partner shall receive a fixed reimbursement amount in the amount of 6% of the gross proceeds of the Offering of Units to reimburse the General Partner for all Organization and Offering Expenses other than commissions and expenses paid to broker-dealers and other underwriting compensation. Said Organization and Offering Expenses include, but are not limited to, registration, legal, accounting, printing, marketing and other out of pocket fees and expenses and general and administrative and overhead relating to the offering and organization cost of the Partnership borne by the General Partner and services by the General Partner in connection with the offering and organization of the Partnership.

                  (d) The Partnership shall pay all underwriting compensation, including broker-dealer selling commissions, payable in the amount of 7.5% of the gross proceeds of the Offering of Units, plus a maximum of 1% of the gross proceeds of the Offering of Units for reimbursement of due diligence and non accountable expenses incurred by such broker-dealers to be paid out of Organization and Offering Expenses.




         11.5 LIMITATION ON LIABILITY OF THE GENERAL PARTNER; INDEMNIFICATION OF THE GENERAL PARTNER. Neither the General Partner nor any of its Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partner for an act which the General Partner would be entitled to indemnification if such act were performed by it) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership, separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

                                   ARTICLE XII

                   SERVICES TO PARTNERSHIP BY GENERAL PARTNER


         12.1 ACQUISITION AND ADVISORY SERVICES. The General Partner or its Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partner and its Affiliates shall be paid Acquisition and Advisory Fees in an amount of 3% of Capital Contributions payable ratably as properties are acquired. In addition to such fees, the Partnership shall bear any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partner who may be engaged to evaluate potential real estate acquisitions by or on behalf of the Partnership.

         12.2 PROPERTY SUPERVISION FEES. The General Partner and/or an Affiliate shall supervise property management and leasing companies and/or agents and shall be paid a Property Supervision Fee in the amount of 2% annually of the amount of Investment in Properties. The Property Supervision fees shall be payable monthly.

         12.3 PROPERTY MANAGEMENT AND LEASING SERVICES. The General Partner may retain independent third party property management and leasing companies and shall cause the Partnership to employ a property management and leasing company (which may be an Affiliate of the General Partner) to perform professional property management and leasing services for the Partnership. In the event the property management and leasing company is an Affiliate of the General Partner, the compensation payable to such Affiliate shall not exceed fees which would be charged by Persons who are not affiliated with the General Partner rendering comparable services in the same geographic area.


         12.4 REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES. The General Partner and its Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership, provided that the compensation therefore to the General Partner or its Affiliates in connection with the sale of a particular property shall not exceed the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the Property.

         12.5 MANAGEMENT AND INVESTOR ADMINISTRATION. The General Partner shall receive monthly fees of 1/12th of 1% of the aggregate amount of Limited Partner subscriptions for providing Partnership management services to the Partnership and 1/12th of 1% of Limited Partner subscriptions for an investor administration fee.


         12.6 TREATMENT AS DISTRIBUTION TO GENERAL PARTNER. In the event that any of the payments set forth in Sections 12.1 through 12.6 above are determined to be distributions to the General Partner rather than payments in a capacity other than a partner and taxable income is increased as a result thereof, the General Partner shall be allocated an additional amount of taxable income (or less taxable loss) so that the Limited Partners shall be allocated the same amount of taxable income as if the payment had been deemed made to a third party.

                                  ARTICLE XIII

          TRANSACTIONS BETWEEN THE GENERAL PARTNER AND THE PARTNERSHIP


         13.1 SALES AND LEASES TO THE PARTNERSHIP. The Partnership shall not purchase properties or portions of properties in which the General Partner or its Affiliates have an interest or from any entity in which the General Partner or its Affiliates have an interest.

         13.2 BORROWINGS FROM GENERAL PARTNER. The Partnership may borrow funds from the General Partner provided that such borrowing shall be on terms and conditions comparable to borrowings from banks or other commercial lending institutions and shall bear interest at a rate no greater than two (2%) percent above prime as published in the Wall Street Journal, said interest rate to be adjusted on the first of each month the debt remains outstanding.


                                   ARTICLE XIV

                       INDEPENDENT ACTIVITIES OF PARTNERS

         Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom. In the event that the Partnership, the General Partner or any Affiliate or any entity formed or managed by the General Partner or its Affiliates is in the market for similar properties, the General Partner will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.

                                   ARTICLE XV

                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

         15.1 BOOKS. The General Partner shall maintain full and complete books and records for the Partnership at its principal office. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. The books of account for income tax purposes shall be kept on cash or an accrual basis, as determined in the discretion of the General Partner. In addition, the General Partner shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List"). The Participant List shall be updated at least quarterly to reflect changes in the information contained therein.

         15.2 REPORTS. The General Partner shall prepare or cause to be prepared the following reports:


                  (a) ANNUAL REPORT. Within 120 days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, (ii) beginning for the fourth fiscal year, the an estimate of fair market value of Partnership Properties and an estimated value per Unit and (iii) any materials required to be filed with the Securities and Exchange Commission. All annual financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership. All estimates of Unit value shall contain an opinion of an independent third party that the estimates of value are reasonable and were prepared in accordance with appropriate methods for valuing real estate.


                  (b) QUARTERLY REPORTS. If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partner to advise the Limited Partners of the affairs of the Partnership.

                  (c) TAX INFORMATION. There shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

                  (d) OTHER REPORTS. The General Partner shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies.

         15.3 TAX ELECTIONS. No election shall be made by the Partnership or any Partner to be excluded from the application, of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

         15.4 BANK ACCOUNTS. The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partner shall determine. The General Partner in conformity with this Agreement therefrom shall make disbursements. The funds of the Partnership shall not be commingled with the funds of any other Person.

         15.5 INSURANCE. The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partner to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

         15.6 TAX MATTERS. The General Partner may or may not, in its sole and absolute discretion, make any or all decisions and/or elections which it is entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes.

                                   ARTICLE XVI

                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS


         16.1 POWERS OF THE LIMITED PARTNERS. The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a 66 2/3% Vote shall have the right to elect a new General Partner upon the occurrence of an Event of Withdrawal.

         16.2 LIMITED LIABILITY. No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.


                                  ARTICLE XVII

                       WITHDRAWAL OF THE GENERAL PARTNER;
                      ASSIGNABILITY OF PARTNERS' INTERESTS

         17.1 WITHDRAWAL OF THE GENERAL PARTNER; ADMISSION OF SUCCESSOR OR ADDITIONAL GENERAL PARTNER.

                  (a) With the consent of the General Partner and a 66 2/3% Vote of the Limited Partners after being given 90 days written notice, the General Partner may at any time designate one or more Persons to be additional or successor General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

                  (b) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission of the new General Partner.

         17.2 LIMITED PARTNERS' INTEREST. Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

         17.3 RESTRICTIONS ON TRANSFERS.

                  (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under
                           Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

                  (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

                  (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.


                  (d) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, change, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partner determines, in its sole discretion, that the Partnership would be able to satisfy the secondary market safe harbor provision for partnerships set forth in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status related to income which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partner or a favorable IRS ruling that any such transfer will not result in the Partnership's being taxable as a corporation for federal income tax purposes or result in Partnership income being treated as portfolio income. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partner deems necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

                  (e) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

         17.4 SUBSTITUTED LIMITED PARTNERS. Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partner; and
(b) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

         17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION. Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partner a written instrument of assignment in form and substance satisfactory to the General Partner, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partner. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest is recognized. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

         17.6 WITHDRAWAL OF LIMITED PARTNER. Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

         17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER. Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and with the prior written consent of the General Partner which may be withheld at its sole discretion, may be substituted for such Limited Partner.

         17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS. Notwithstanding any of the foregoing provisions of this Article XVII, the General Partner may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

                                  ARTICLE XVIII

                              LOANS TO PARTNERSHIP

         18.1 AUTHORITY TO BORROW. The General Partner shall cause the Partnership to purchase and own all Partnership Properties on an un-leveraged basis, and the Partnership shall not incur any indebtedness except for loans that are authorized pursuant to Section 11.3(e) hereof.

                                   ARTICLE XIX

               POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

         19.1 POWER OF ATTORNEY. Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partner and any successor to the General Partner as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

                  (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

                           (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

                           (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

                           (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

                           (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

                           (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

                           (vi) To add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates herein for the benefit of the Limited Partners;

                           (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

                           (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

                           (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Texas as they may be amended from time to time;

                           (x) To eliminate or modify any restriction on substitution or assignment contained in
                                    Article XVII at such time as the restriction is no longer necessary.

                  (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

                           (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this
                                    Section 19.1; or

                           (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of 66 2/3% or other required percentage of the Limited Partners has been obtained.

         Each of such agreements, certificates, instruments and documents shall be in such form as the General Partner and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partner to take any further action which the General Partner shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

         19.2 REQUIRED SIGNATURES. Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by the General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partner may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of the General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by the new General Partner.

         19.3 ADDITIONAL DOCUMENTS. Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

                                   ARTICLE XX

                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

         20.1 DISSOLUTION. Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

                  (a) The expiration of the term of the Partnership as specified in Article VI hereof,

                  (b) The entry of a decree of judicial dissolution by a court of competent jurisdiction provided that the foregoing should not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

                  (c) The retirement or withdrawal of the General Partner unless the Limited Partners, within 120 days from the date of such event, elect by 66 2/3% vote to continue the business of the Partnership and elect a new General Partner;

                  (d) The effective date of an Event of Withdrawal of the General Partner unless the Limited partners within 120 days from the date of such event, elect by 66 2/3% vote to continue the business of the Partnership and elect a new General Partner;

                  (e) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

                  (f) The election by the General Partner to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partner determines in its discretion not to seek such an exemption.

         The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.


         20.2 LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP. Upon the occurrence of an event specified in Section 20.1 above, with respect to the General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this
Section 20.2. The effective date of the events specified in paragraphs (c) and
(d) of Section 20.1 above shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (c) or (d) of
Section 20.1 above, the Limited Partners may elect, by 66 2/3% vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

         20.3 PAYMENT TO WITHDRAWN GENERAL PARTNER. Upon the Event of Withdrawal or other removal, withdrawal or retirement of the General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to the General Partner must be fair and must protect the solvency and liquidity of the Partnership.

In addition, the Partnership shall have the right, but not the obligation, to terminate the General Partner's interest in Partnership income, losses, distributions and capital upon payment to it of an amount equal to the value of its interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such value shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such Event of Withdrawal, retirement, withdrawal or removal. In the event such General Partner (or its representative) and the Partnership cannot mutually agree upon such value within 90 days following such withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or its representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Dallas, Texas and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of its interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note coming due in not less than five years and bearing interest at the rate of 10% per annum, with principal and interest payable annually in equal installments.


                                   ARTICLE XXI

                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP


         21.1 LIQUIDATION DISTRIBUTION. Upon the occurrence of an event set forth in Section 20.1, the General Partner (or if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is reasonable with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefore, shall be applied and distributed in accordance with Section 9.3.


         21.2 TIME OF LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to minimize the losses upon liquidation.


         21.3 LIQUIDATION STATEMENT. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner, which shall set forth the a plan of distribution and set forth all assets and liabilities of the Partnership and the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such and the General Partner, as the sole remaining Partner of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.


         21.4 NO LIABILITY FOR RETURN OF CAPITAL. The General Partner shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

         21.5 NO RIGHT OF PARTITION. The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

         21.6 PRIORITY; RETURN OF CAPITAL. Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

         21.7 ESCHEAT OF DISTRIBUTIONS. If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partner) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partner may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partner nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partner is not required to make such redistribution, in which case such amounts may eventually escheat to the appropriate state.

                                  ARTICLE XXII

                               GENERAL PROVISIONS

         22.1 NOTICES. Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective the earlier of (a) upon personal delivery thereof, including by overnight mail and Courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing, and if to the General Partner or the Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

         22.2 SURVIVAL OF RIGHTS. This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legal representatives, successors and assigns.

         22.3 HEADINGS. The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

         22.4 AGREEMENT IN COUNTERPARTS. This Agreement, or any Amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

         22.5 GOVERNING LAW. This Agreement shall be governed and construed according to the laws in the state of Texas and laws governing Texas Partnerships and the jurisdiction for legal actions shall be in the State of Texas, Dallas County.

         22.6 TIME. Time is of the essence in this Agreement.

         22.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or Persons may require.

         22.8 SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement, which are valid.

IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership under seal as of the date and year first above written.


                                               LIMITED PARTNER

                                               By:
                                                  ------------------------------
                                                          (Signature)

                                               ---------------------------------
                                                          Printed Name




                                               GENERAL PARTNER

                                               ABIC REALTY CORPORATION

Attest:


By:                                             By:
   --------------------------------------          -----------------------------
                                                          (Signature)

Name:
     ------------------------------------          -----------------------------
                 President
Title:
      -----------------------------------          -----------------------------
                                                            (Signature)

                                    EXHIBIT B

                         FORM OF SUBSCRIPTION AGREEMENT
                               AND SIGNATURE PAGE

                            ABIC REALTY FUND I, L.P.

                            ABIC REALTY FUND I, L.P.
               SUBSCRIPTION AGREEMENT - LIMITED PARTNERSHIP UNITS

The Investor named below, by payment of a check payable to ABIC REALTY FUND I, L.P. - Escrow Account hereby subscribes for limited partnership units ("the Units") indicated below (minimum purchase of 200 units at a purchase price of $10 per unit. Minimum investment is $2000) of ABIC REALTY FUND I, L.P. Units may be purchased in increments of $1,000. By such payment, the named Investor further acknowledges receipt of the Prospectus and any Supplement and the Subscription Agreement, the terms of which govern the investment in the limited partnership units being subscribed for hereby.

A.    INVESTMENT: (1) Amount of limited partnership units purchased $___________
                  (2) [ ] Initial Purchase [ ] Additional Purchase  Date of Investor's check: _______ / _______ / _______

B.    REGISTRATION:
(3)   Registered Owner: [ ] Mr. [ ] Mrs. [ ] Ms. [ ] MD. [ ] PhD. [ ] Other ___________________________________________________
      Name: ___________________________________________________________________________________________________________________
(4)   Co-owner:         [ ] Mr. [ ] Mrs. [ ] Ms. [ ] MD. [ ] PhD. [ ] Other ___________________________________________________
      Name: ___________________________________________________________________________________________________________________
(5)   Mailing Address: ______________________________________   City, State & Zip: ____________________________________________
(6)   Residence Address (if different from above): ____________________________________________________________________________
(7)   Birth Date: _______ / _______ / _______               (8)    Birth Date Co-Owner:    _______ / _______ / _______
(9)   Please indicate Citizenship Status:                   (10)   Social Security  #:     _______ / _______ / _______
      [ ] U.S. Citizen [ ] Other                                   Co-Owner SS   #:        _______ / _______ / _______
(11)  Telephone #:     (Home)   (_____) _____ - ________           Corporate or Custodial
                       (Office) (_____) _____ - ________           Taxpayer ID      #:     _______ /_______ / _______

C.    OWNERSHIP: [ ] Individual Ownership [ ] IRA or Keogh [ ] Joint Tenants with Rights of Survivorship
      [ ] Trust/Date of Trust Established Pension/Trust  ___ / ___ / ___  (S.E.P.) [ ] Tenants in Common
      [ ] Tenants by the Entirety     [ ] Corporate Ownership    [ ] Partnership   [ ] Other __________________________________

D.    SIGNATURES: By signing below, I/we represent that I/we meet the suitability standards set forth in the Prospectus under
"Suitability Standards."
Signatures - Registered Owner: ___________________________________ Co-Owner: __________________________________________________
E.    Print Names of Custodian
or Trustee: ___________________________________________  Authorized Signature: ________________________________________________
Date: ______ - ______ - ______      Witness Signature:  _______________________________________________________________________

F.    PAYMENT SHOULD BE SENT TO (IF DIFFERENT THAN REGISTERED OWNER):
Name: _______________________________________________________________________  c/o: ___________________________________________
Address: ____________________________________________________________________  Account Number: ________________________________
City, State & Zip: __________________________________________________________  Telephone Number: (_____) ______ - _____________

G.    BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in
Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the
Beneficial Owner.
Name of Beneficial Owner Only: ______________________________________________  Telephone Number: (_____) ______ - _____________
Address: ____________________________________________________________________  City, State & Zip: _____________________________

H.    BROKER-DEALER/REGISTERED REPRESENTATIVE DATA: ALL LINES MUST BE COMPLETED.ANY MISSING SIGNATURES MAY DELAY PROCESSING OF
THIS ORDER.
Broker-Dealer NASD Firm Name: _______________________________________________ Telephone Number: (_____) ______ - ______________
Main Office Address: ________________________________________________________  City, State & Zip: _____________________________
Print or Type name of Broker-Dealer, Principal or other Authorized -Signator: _________________________________________________
Authorized Signature: ________________________________________________________________________   Date: ______ - ______ - ______
Print or Type Name of Registered Representative: ______________________________________________________________________________
Signature: ___________________________________________________________________ Telephone Number: (_____) ______ - _____________
Branch Office Address: _______________________________________________________   City, State & Zip: ___________________________

===============================================================================================================================
             MAIL TO: ABIC Realty Fund I, L.P. - 9520 North May Avenue, Suite 330, Oklahoma City, Oklahoma 73120
                                            (405) 302-6434 FAX(405) 302-6407
===============================================================================================================================

4,000,000 UNITS (MAXIMUM)                                 10,000 UNITS (MINIMUM)


                            ABIC REALTY FUND I, L.P.




                     UNITS OF LIMITED PARTNERSHIP INTEREST
                        PURCHASE PRICE - $10.00 PER UNIT
















Until_______________, all dealers that effect transactions in these securities may be required to deliver a prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               All expenses, including all allocated general and administrative and overhead expenses, related to the Offering or the organization of the Partnership will be borne by the General Partner, ABIC Realty Corporation. The Partnership will reimburse the General Partner for all or a part of such expenses through a payment by the Partnership to the General Partner of a fee of 6% of the gross Offering proceeds.

               The following table sets forth a reasonable itemized statement of all anticipated out-of-pocket and overhead expenses (subject to future contingencies) to be incurred in connection with the distribution of the securities being registered, reflecting the minimum and maximum subscription amounts:


                                                           MINIMUM         MAXIMUM
                                                           -------         -------
SEC Registration Fee                                    $    3,680        $  3,860
Printing and Engraving Expenses                              5,000         120,000
Legal Fees and Expenses                                     45,000          45,000
Escrow Fees                                                  5,000          10,000
Marketing and Due Diligence Expenses                         3,000         400,000
Accounting Fees and Expenses                                20,000          40,000
Blue Sky Fees and Expenses                                  10,000          35,000
Miscellaneous                                                5,000          70,000
                                             TOTAL      $96,680.00        $723,860


ITEM 32. SALES TO SPECIAL PARTIES

               None

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES


               On June 5, 2002, the General Partner made an initial capital contribution to the Partnership in the amount of $1,000.00. On June 6, 2002, the Original Limited Partner made a capital contribution to the Partnership in the amount of $100.00. Since these transactions were not considered to have involved a "public offer" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "Act"), these partnership interests were deemed to be exempt from registration.


ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               The Articles of Incorporation of ABIC Realty Corporation ("Articles") provide for indemnification of Directors in accordance with the Texas Business Corporation Act. Article Six of the Articles provides as follows:

               A director of the Corporation is not liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Six does not eliminate or limit the liability of a director for:

         (i) a breach of a director's duty of loyalty to the Corporation or its shareholders;

         (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

         (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

         (iv) an act or omission for which the liability of a director is expressly provided for by statute; or

         (v) an act related to an unlawful stock purchase or payment of a dividend.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

               Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements are included as Exhibit A to the Prospectus, including:


                  (i)      Independent Auditor's Report for ABIC Realty Fund I,
                           L.P.;

                  (ii)     Balance Sheet of ABIC Realty Fund I, L.P.;

                  (iii) Statement of Changes in Partner's Capital of ABIC Realty Fund I, L.P.;

                  (iv)     Notes to Financial Statements of ABIC Realty Fund I,
                           L.P.;



                  (v)      Independent Auditor's Report for ABIC Realty
                           Corporation;

                  (vi)     Balance Sheet of ABIC Realty Corporation; and

                  (vii)    Notes to Balance Sheet of ABIC Realty Corporation.


         (b) Exhibits - The following Exhibits are filed as part of the Registration Statement:


                  Exhibit No.       Identification of Exhibit
                  -----------       -------------------------

                   4.1 The Form of Limited Partnership Agreement is Exhibit A to the Prospectus.

                   5.1 Opinion of Alice A. Waters, Attorney, regarding the legality of the securities issued

                   8.1 Opinion of Julia Swisher, Attorney, as to certain tax matters

                  10.1              Form of Broker-Dealer Selling Agreement

                  23.1 Consent of Alice A, Waters, Attorney at Law (included in her opinion as Exhibit 5)

                  23.2 Consent of Julia Swisher, Attorney at Law (included in her opinion as Exhibit 8)

                  23.3              Consent of Tyson Hopkins, CPA

ITEM 37. UNDERTAKINGS


               The Registrant hereby undertakes



               (a) To file any prospectuses required by Section 10(a)(3) as post-effective amendments to the Registration Statement,

               (b) That for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the Offering of such securities at that time may be deemed to be the initial bone fide Offering thereof,

               (c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and

               (d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the Offering.



         The Registrant undertakes to send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the among paid or accrued to each recipient and the services performed.



         The Registrant undertakes to provide to the Limited Partners the financial statements required by form 10-K for the first full fiscal year of operations of the Partnership.



         The Registrant undertakes to file a sticker supplement pursuant to Rule 424(C) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.



         The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the Offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the Offering has ended.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on the 27th day of November, 2002.


                                        ABIC Realty Fund I, L.P.

                                        By:  ABIC Realty Corporation,
                                             General Partner




                                        By:  /s/ Michael R. Marshall
                                            -----------------------------------
                                             Michael R. Marshall, President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacity and on the date indicated:


SIGNATURE                                     TITLE                                    DATE
---------                                     -----                                    ----
/s/ Michael R. Marshall          President, Secretary-Treasurer                  November 27, 2002
------------------------         & Director of ABIC Realty Corporation,
Michael R. Marshall              General Partner

                                INDEX TO EXHIBITS

EXHIBIT NO.              IDENTIFICATION OF EXHIBIT
-----------              -------------------------
   4.1              The Form of Amended and Restated Agreement of Limited
                    Partnership is Exhibit A to the Prospectus.

   5.1 Opinion of Alice A. Waters, Attorney, regarding the legality of the securities issued

   8.1 Opinion of Julia Swisher, Attorney, as to certain tax matters

  10.1              Form of Broker-Dealer Selling Agreement

  23.1 Consent of Alice A. Waters, Attorney at Law (included in her opinion as Exhibit 5.1)

  23.2 Consent of Julia Swisher, Attorney at Law (included in her opinion as Exhibit 8.1)

  23.3              Consents of Tyson Hopkins, CPA